                                                                     Exhibit 4.8







                                CREDIT AGREEMENT



                          DATED AS OF DECEMBER 3, 1996

                                     AMONG

                           THE DURIRON COMPANY, INC.

                                  AS BORROWER,

                                      AND

             THE LENDERS IDENTIFIED ON THE SIGNATURE PAGES HERETO,

                                  AS LENDERS,

                                      AND

                              NATIONAL CITY BANK,
                                    AS AGENT

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
RECITALS .................................................................   1
ARTICLE I DEFINITIONS ....................................................   1
ARTICLE II THE CREDIT ....................................................  17
     2.1  Commitment .....................................................  17
     2.2  Final Principal Payment ........................................  18
     2.3  Ratable Loans ..................................................  18
     2.4  Applicable Margins .............................................  18
     2.5  Facility Fee; Closing Fee ......................................  19
     2.6  Swingline Loans ................................................  19
     2.7  Offshore Currency Loans ........................................  20
          (a)   The Bid-Option ...........................................  20
          (b)   Bid-Option Quote Request .................................  20
          (c)   Invitation for Bid-Option Quotes .........................  21
          (d)   Submission and Contents of Bid-Option Quotes .............  21
          (e)   Notice to Borrower .......................................  22
          (f)   Acceptance and Notice by Borrower ........................  22
          (g)   Allocation by Agent ......................................  23
     2.8  Minimum Amount of Loans ........................................  23
     2.9  Interest Payable on the Loans ..................................  23
          (a)   ..........................................................  23
          (b)   Method of Selecting Rate Options and LIBOR Interest Periods 23
          (c)   Determination of Rate ....................................  24
          (d)   Monthly Installments .....................................  24
          (e)   Interest on Overdue Payments; Default
                Interest Rate ............................................  25
     2.10 Repayments and Prepayments of Principal ........................  26
          (a)   Optional Prepayments .....................................  26
          (b)   Mandatory Prepayments ....................................  26
          (c)   Application of Prepayments ...............................  26
          (d)   Maturity .................................................  27
          (e)   Notice of Prepayments of Principal .......................  27
          (f)   Reduction in Commitment ..................................  27
     2.11 Payments and Computations ......................................  28
          (a)   Time and Place of Payments ...............................  28
          (b)   Application of Funds .....................................  28
          (c)   Payments on Business Days ................................  29
          (d)   Computation of Interest ..................................  29
     2.12 Payments to be Free of Deductions ..............................  30
     2.13 Use of Proceeds ................................................  30
     2.14 LIBOR Break Funding Cost .......................................  30
     2.15 Additional Costs ...............................................  31
     2.16 Indemnification of Losses ......................................  33
     2.17 Statements by Agent or any Lender ..............................  34
     2.18 Borrowing Notices; Telephonic Notices ..........................  34
     2.19 Notes; Telephonic Notices ......................................  35
     2.20 Lending Installations ..........................................  36
     2.21 Non-Receipt of Funds by Agent ..................................  36

     2.22 Withholding Tax Exemption ......................................  36
     2.23 The Letters of Credit ..........................................  37
          (a)   Issuance of Letters of Credit; Conditions and
                Limitations" .............................................  37
          (b)   Issuance of Letters of Credit: Purchase of
                Participations Therein ...................................  38
          (c)   Payment in Certain Circumstances .........................  38
          (d)   Termination of Commitments ...............................  39
          (e)   Payment of Amounts Drawn Under Letters of
                Credit ...................................................  39
          (f)   Payment by Lenders .......................................  39
          (g)   Compensation .............................................. 40
          (h)   Amendments ................................................ 41

ARTICLE III  CONDITIONS PRECEDENT ......................................... 42
     3.1   Initial Advance ................................................ 42
     3.2   Each Advance ................................................... 43

ARTICLE IV  REPRESENTATIONS AND WARRANTIES ................................ 44
     4.1   Existence ...................................................... 44
     4.2   Authorization and Validity ..................................... 44
     4.3   No Conflict, Government Consent ................................ 44
     4.4   Financial Statements--Material Adverse Change .................. 45
     4.5   Tax ............................................................ 45
     4.6   Litigation and Contingent Obligations .......................... 45
     4.7   Subsidiaries ................................................... 45
     4.8   ERISA .......................................................... 45
     4.9   Accuracy of Information ........................................ 46
     4.10  Regulation U ................................................... 46
     4.11  Material Agreements ............................................ 46
     4.12  Compliance with Laws ........................................... 46
     4.13  Ownership of Properties ........................................ 46
     4.14  Investment Company Act ......................................... 47
     4.15  Public Utility Holding Company Act ............................. 47
     4.16  Solvency ....................................................... 47
     4.17  Insurance ...................................................... 47
     4.18  Environmental Matters .......................................... 48

ARTICLE V COVENANTS ....................................................... 49
     5.1   Financial Reporting ............................................ 49
     5.2   Prohibited Uses of Proceeds .................................... 51
     5.3   Notice of Default .............................................. 51
     5.4   Conduct of Business ............................................ 51
     5.5   Taxes .......................................................... 52
     5.6   Insurance ...................................................... 52
     5.7   Compliance with Laws ........................................... 52
     5.8   Maintenance of Properties ...................................... 52
     5.9   Inspection ..................................................... 52
     5.10  Maintenance of Status .......................................... 53
     5.11  Merger; Sale of Assets ......................................... 53
     5.12  Sale and Leaseback ............................................. 53
     5.13  Acquisitions and Investments ................................... 53
     5.14  Liens .......................................................... 53

     5.15  Affiliates ..................................................... 55
     5.16  Reserved ....................................................... 55
     5.17  Litigation ..................................................... 55
     5.18  Further Assurances ............................................. 55
     5.19  Consolidated Tangible Net Worth ................................ 56
     5.20  Ratio of Debt to Cash Flow ..................................... 56
     5.21  Ratio of EBIT to Interest ...................................... 56
     5.22  Debt to Capitalization Ratio ................................... 56
     5.23  Acquisition Limit .............................................. 56
     5.24  Environmental Matters .......................................... 56

ARTICLE VI  DEFAULTS ...................................................... 57
     6.1   Nonpayment of Principal ........................................ 57
     6.2   Nonpayment of Other Obligations ................................ 57
     6.3   Certain Breaches ............................................... 57
     6.4   Representations and Warranties ................................. 57
     6.5   Other Breaches ................................................. 57
     6.6   Defaults on Indebtedness ....................................... 58
     6.7   Bankruptcy, etc ................................................ 58
     6.8   Appointment of Receiver ........................................ 58
     6.9   Condemnation ................................................... 58
     6.10  Judgments ...................................................... 59
     6.11  ERISA Withdrawal ............................................... 59
     6.12  ERISA Reorganization ........................................... 59
     6.13  Other Defaults ................................................. 59

ARTICLE VII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................. 59
     7.1   Acceleration ................................................... 59
     7.2   Amendments & Waivers ........................................... 60
     7.3   Preservation of Rights ......................................... 60

ARTICLE VIII GENERAL PROVISIONS ........................................... 61
     8.1   Survival of Representations .................................... 61
     8.2   Governmental Regulation ........................................ 61
     8.3   Tax ............................................................ 61
     8.4   Heading ........................................................ 61
     8.5   Entire Agreement ............................................... 61
     8.6   Several Obligations Benefits of This Agreement ................. 61
     8.7   Expenses; Indemnification ...................................... 61
     8.8   Numbers ........................................................ 62
     8.9   Accounting ..................................................... 62
     8.10  Severability of Provisions ..................................... 62
     8.11  Nonliability of Lenders ........................................ 62
     8.12  CHOICE OF LAW .................................................. 63
     8.13  CONSENT TO JURISDICTION ........................................ 63
     8.14  WAIVER OF JURY TRIAL ........................................... 63

ARTICLE IX  AGENT ......................................................... 63
     9.1   Appointment .................................................... 63
     9.2   Powers ......................................................... 63
     9.3   General Immunity ............................................... 63
     9.4   No Responsibility for Loans, Recitals, etc ..................... 64
     9.5   Action on Instructions of Lenders .............................. 64

     9.6   Employment of Agents and Counsel ............................... 64
     9.7   Reliance on Documents; Counsel ................................. 64
     9.8   Agent's Reimbursement and Indemnification ...................... 65
     9.9   Rights as a Lender ............................................. 65
     9.10  Lender Credit Decision ......................................... 65
     9.11  Successor Agent ................................................ 65

ARTICLE X SETOFF; RATABLE PAYMENTS ........................................ 66
     10.1  Setoff ......................................................... 66
     10.2  Ratable Payments ............................................... 66

ARTICLE XI BENEFIT OF AGREEMENT; ASSIGNMENT; PARTICIPATION ................ 67
     11.1  Successors and Assigns ......................................... 67
     11.2  Participation .................................................. 67
           11.2.1  Permitted Participants; Effect ......................... 67
           11.2.2  Voting Rights .......................................... 67
           11.2.3  Benefit of Setoff ...................................... 68
     11.3  Assignments .................................................... 68
           11.3.1  Permitted Assignments .................................. 68
           11.3.2  Prior Consent .......................................... 68
           11.3.3  Effective Date ......................................... 69
     11.4  Dissemination of Information ................................... 69
     11.5  Tax Treatment .................................................. 69

ARTICLE XII  NOTICES; NATURE OF OBLIGATIONS ............................... 70
     12.1  Giving Notice .................................................. 70
     12.2  Change of Address .............................................. 70
     12.3  Nature of Borrower's Obligations and Modification
           Thereof ........................................................ 70

ARTICLE XIII  COUNTERPARTS ................................................ 71

SCHEDULES

Schedule 1      Subsidiaries of Borrower
Schedule 2      Permitted Liens

EXHIBITS

EXHIBIT A       Form of Foreign Currency Note
EXHIBIT B       Form of Revolving Promissory Note
EXHIBIT C       Request for Issuance of Letter of Credit
EXHIBIT D       Form of Swingline Note
EXHIBIT E       Form of Bid-Option Quote Request
EXHIBIT F       Form of Invitation for Bid-Option Quotes
EXHIBIT G       Form of Bid-Option Quote
EXHIBIT H       Form of Borrowing Notice
EXHIBIT I       Form of Borrower's Counsel Opinion
EXHIBIT J       Form of Written Money Transfer Instructions
EXHIBIT K       Form of Financial Compliance Certificate
EXHIBIT L       Form of Notice of Assignment

                                CREDIT AGREEMENT
                                ----------------

        This Agreement, dated as of December 3, 1996, is among The Duriron Company, Inc., a New York corporation, and its successors and assigns (the "Borrower"), National City Bank, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (sometimes collectively, "Lenders" and sometimes individually, a "Lender"), and National City Bank, not individually, but as "Agent".


                                    RECITALS
                                    --------

        A. Borrower is primarily engaged in the business of manufacturing and distributing fluid movement and control products to process industries.

        B. Borrower is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system.

        C. Borrower has requested that Lenders make loans available to Borrower pursuant to the terms of this Agreement, and that Agent act as administrative agent for Lenders, and Agent and Lenders have so agreed.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


        As used in this Agreement:

        "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any business as a going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets or stock, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

        "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by Lenders to Borrower of the same Type.

        "Affected Lender" is defined in SECTION 2.15(d).

        "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person whether through ownership of stock, by contract or otherwise.

        "Agent" means National City Bank in its capacity as agent for Lenders pursuant to ARTICLE IX, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to ARTICLE IX.

        "Aggregate Commitment" means the aggregate of the Commitments of all Lenders.

        "Aggregate Measured Credit Risk" means, as at any time during the pendency of this Agreement that an interest rate exchange agreement or interest rate option agreement is in effect, the amount determined by Agent in accordance with the terms of such interest rate exchange agreement or interest rate option agreement, including, without limitation, the Hedge Agreements, as being Borrower's measured credit risk thereunder at such time.

        "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

        "Alternate Currency" means French Francs or Deutsche Marks.

        "Applicable Currency" means, as to any particular payment or Loan, Dollars, or the Foreign Currency in which it is denominated or payable.

        "Applicable Margin" means the applicable margin determined by reference to the table in SECTION 2.4 used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with SECTION 2.4.

        "Applicable Law" means collectively, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Borrower or any of its Subsidiaries, whether now or hereafter enacted and in force.

        "Article" means an article of this Agreement unless another document is specifically referenced.

        "Assets" means, with respect to any Person, as of any date of determination, the total amount of assets of that Person as shown on the balance sheet of such Person.

        "Authorized Financial Officer" means the Senior Vice President/CAO, Controller or Treasurer of Borrower, acting singly.

        "Authorized Officer" means the Senior Vice President/CAO, Controller or Treasurer of Borrower, acting singly.

        "Base Rate Applicable Margin" means, as of any date, the Applicable Margin in effect on such date with respect to Base Rate Loans.

        "Base Rate" or "Prime Rate" means the fluctuating rate of interest which is publicly announced from time to time by Agent at its Head Office as being its "prime rate" or "base rate" thereafter in effect, with each change in the Base Rate automatically, immediately and without notice being reflected in the fluctuating interest rate thereafter applicable hereunder, it being specifically acknowledged that the Base Rate is not necessarily the lowest rate of interest then available from Agent on fluctuating-rate loans.

        "Base Rate Loan" means a Loan which bears interest at the Base Rate.

        "Bid-Option Auction" means a solicitation of Bid-Option Quotes setting forth Bid-Option Rates pursuant to SECTION 2.7(b).

        "Bid-Option Quote" means an offer by a Lender to make a Offshore Currency Loan in an Offshore Currency in accordance with SECTION 2.7(d).

        "Bid-Option Quote Request" is defined in SECTION 2.7(b).

        "Bid-Option Rate" means, with respect to any Offshore Currency Loan, the Bid-Option Rate, as defined in SECTION 2.7(d) (ii) (E), that is offered for such Loan.

        "Borrower" means The Duriron Company, Inc., a New York corporation.

        "Borrowing Date" means a date on which an Advance is made hereunder.

        "Borrowing Notice" is defined in SECTION 2.9(b).

        "Business Day" means with respect to any borrowing, payment or rate selection of Advances a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio; provided, with respect to LIBOR Rate Loans (including Foreign Currency Loans), Banking Days shall not include a day on which dealings in

Dollars may not be carried on in the London interbank LIBOR market; and provided, further that with respect to Foreign Currency Loans, Business Days shall not include a day on which dealings in the Applicable Currency may not be carried on in the applicable foreign exchange interbank market.

        "Capital Expenditures" means any and all amounts invested, expended or incurred (including by reason of Capitalized Lease Obligations) incurred by Borrower or any of its Subsidiaries in respect of the purchase, acquisition, improvement, renovation or expansion of any properties or assets of Borrower or any of its Subsidiaries, including, without limitation, expenditures required to be capitalized in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

        "Capitalization" means, as of any date of determination, the sum of Consolidated Funded Debt plus Stockholder's Equity.

        "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

        "Cash Equivalents" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $500,000,000, and (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days from such date.

        "Change In Control" means, with respect to any Person, the transfer of the ownership or control (in one transaction or as the most recent transaction in a series of transactions) of (i) such number of voting securities (or other ownership interests) of the controlled Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person whether through ownership of stock, by contract or otherwise a majority, or (ii) with respect to any company whose stock is publicly traded on a securities exchange, the solicitation for proxies in connection with the election of the board of directors at a meeting of shareholders.

        "Closing Date" means the date of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 11.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

        "Condemnation" is defined in SECTION 6.9.

        "Consolidated Funded Debt" means as of any date of determination, all Indebtedness for Borrowed Money of Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, the amount of interest expense of Borrower and its Subsidiaries for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP plus any capitalized interest which accrued during such period.

        "Consolidated Net Income" means, for any period, consolidated net income (or loss) of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

        "Consolidated Outstanding Indebtedness" means, as of any date of determination, all Indebtedness of Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Stockholder's Equity" means, as of any date of determination, an amount equal to the sum of the following amounts appearing on the consolidated balance sheet of Borrower and its Subsidiaries: (i) all equity as calculated in accordance with GAAP, and (ii) all indebtedness which is subordinate (to the satisfaction of Agent) to Indebtedness arising under this Agreement.

        "Consolidated Tangible Net Worth" means, as of any date of determination, an amount equal to Consolidated Stockholder's Equity minus the sum of (i) any surplus resulting from any write-up of assets subsequent to September 30, 1996, (ii) goodwill, including any amounts, however designated on a consolidated balance sheet of Borrower and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned to them on the books of Borrower and its Subsidiaries, (iii) patents, trademarks, trade names and copyrights, (iv) any amount at which shares of capital stock of Borrower and any of its Subsidiaries appear as an asset on Borrower's consolidated balance sheet, and (v) any other amount in respect of an intangible that should be classified as an asset on Borrower's consolidated balance sheet in accordance with GAAP.

        "Contingent Obligation" means any direct or indirect liability, contingent or otherwise, with respect to any indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another Person incurred to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by any Person of the obligation of another Person; (ii) any liability for the obligations of another Person through any agreement (contingent or otherwise) (A) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise),
(B) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (C) to make take-or-pay, pay-or-play, or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (A) , (B) or (C) of this sentence the purpose or intent thereof is to provide the assurance described above. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        "Default" means an event of Default described in ARTICLE VI.

        "Default Interest Rate" means an annual rate of interest equal to the lesser of (i) two percent (2.0%) above the Base Rate; or (2) the maximum rate of interest which may be lawfully charged in respect of the Obligations.

        "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Foreign Currency. For purposes of any calculation or determination hereunder related to Loans and measured in Dollars (including, without limitation, calculation of the Outstanding Amount), any Loans in a Foreign Currency shall be valued at the Dollar Equivalent.

        "EBIT" means, for any period, the sum of Borrower's and its Subsidiaries' Consolidated Net Income, increased by the sum for such period of interest expense, income and franchise tax expense, and non-recurring extraordinary expenses (in each case as determined in accordance with GAAP) which was deducted in determining Consolidated Net Income for such period.

        "EBITDA" means, for any period, the sum of Borrower's and its Subsidiaries' EBIT plus depreciation and amortization expense.

        "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Borrower or any of its Subsidiaries or any of their respective assets or Properties.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

        "Existing Facilities" means the $10,000,000 revolving loan facility provided to Borrower by The Fifth Third Bank.

        "Face Amount" means, as to any Letter of Credit, the maximum amount which is available at such time to be drawn or disbursed under such Letter of Credit.

        "Facility Fee" is defined in SECTION 2.5(a).

        "Facility Termination Date" means November 30, 2001; provided, however, the Facility Termination Date may be extended annually for additional one (1) year terms upon the prior written consent of Borrower and each Lender.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Cleveland, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

        "Foreign Currency" shall mean an Alternate Currency or an Offshore Currency.

        "Foreign Currency Loan" means any Loan denominated in a Foreign Currency.

        "Foreign Currency Note" means a promissory note of Borrower substantially in the form of EXHIBIT A hereto evidencing the obligation of Borrower to repay Foreign Currency Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement thereof.

        "FX Trading Office" means the Foreign Exchange Trading Center, Cleveland, Ohio, of NCB, or such other office as Agent may designate from time to time.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 5.1; provided, however, that if there shall be any change in accounting principles from GAAP as in effect at the Closing Date, then the Required Lenders and Borrower shall make such adjustments to the financial covenants affected thereby by reference to the official interpretations of GAAP by The Financial Accounting Standards Board, its predecessors and successors or as are mutually determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of Borrower shall be the same after such changes as if such changes had not been made.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Head Office" means, in relation to Agent, the head office of National City Bank, located at 1900 East Ninth Street, Cleveland, Ohio, 44114, or such other office as may be designated as such by written notice to Borrowers and Lenders by National City Bank or any successor Agent.

        "Hedge Agreements" means the interest rate protection agreement or agreements entered into by and between Borrower and certain Lenders.

        "Indebtedness" means, in relation to any Person, at any time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet (including any footnote thereto) of such Person prepared at such time, and in any event shall include, without limitation:

         (i) all indebtedness of such Person arising or incurred under or in respect of (A) any guaranties (whether direct or indirect) by such Person of the indebtedness, obligations or liabilities of any other Person, or (B) any endorsement by such Person of any of the indebtedness, obligations or liabilities of any other Person (otherwise than as an endorser of negotiable instruments received in the ordinary course of business and presented to commercial banks for collection of deposit), or (C) the discount by such Person, with recourse to such Person, of any of the indebtedness, obligations or liabilities of any other Person;

         (ii) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise made by such Person
         (A) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person or (B) to purchase, sell or lease (as lessee or lessor) any property, products, materials or supplies or to purchase or sell transportation or services, in each such case if primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner or holder of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (C) to make any loan, advance, capital contribution or other investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any other Person;

         (iii) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Lien, upon or in Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities;

         (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though the rights and remedies of the seller or lender (or lessor) under such agreement in the event of default are limited to repossession or sale of such Property;

         (v) all indebtedness arising or incurred under or in respect of any Contingent Obligation; and

         (vi) the Aggregate Measured Credit Risk of an interest rate exchange agreement or interest rate option agreement, or any other interest rate protection device such as, without limitation, caps, collars and swaps.

        "Indebtedness for Borrowed Money" means at any time, all Indebtedness required by GAAP to be reflected as such on Borrower's balance sheet and including the current portion thereof, and including as appropriate, all Indebtedness (i) in respect of any money borrowed (including pursuant to this Agreement); (ii) under or in respect of any Contingent Obligation (whether direct or indirect) of any money borrowed; (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or (iv) arising under Capitalized Leases.

        "Initial Advance" means the first Advance made hereunder.

        "Initial Borrowing Date" means the date on which the first Advance is made hereunder.

        "Interest Expense" means, for any period, the amount of interest expense of Borrower for such period on the aggregate principal amount of its Indebtedness, plus any capitalized interest which accrued during such period.

        "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures, or other securities of any other Person made by such Person.

        "Invitation for Bid-Option Quotes" shall mean an invitation for Bid-Option Quotes in the form referred to in SECTION 2.7.

        "Issuance Date" means, in relation to any Letter of Credit, the date on which such Letter of Credit is issued or is to be issued pursuant to this Agreement.

        "Issuing Bank" means NCB or its successor as the Lender responsible for the issuance of Letters of Credit in accordance with SECTION 2.23.

        "Late Charge" means with respect to any delinquent payment of principal or interest hereunder, a fee that is equal to the greater of Five Hundred and 00/100 Dollars ($500.00) or three percent (3%) of the delinquent payment, charged to Borrower or added to the unpaid balance of the Notes whenever any payment of principal or interest is not paid when due.

        "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement.

        "Lending Installations" means, with respect to a Lender, any office, branch, subsidiary, or affiliate of such Lender.

        "Letter of Credit" means any stand-by letter of credit issued by the Issuing Bank pursuant to this Agreement.

        "Letter of Credit Commission" means a commission, payable annually in advance to Agent for the ratable benefit of Lenders, in an amount equal to the greater of (i) the amount determined by multiplying the Face Amount of each Letter of Credit issued hereunder by 50 basis points, and (ii) $5000. The Letter of Credit Commission shall be paid annually in respect of each Letter of Credit, with the first year's payment being due and payable, in advance, on the Issuance Date therefor and subsequent years' payments being due and payable in advance on each anniversary thereof so long as such Letter of Credit remains outstanding.

        "Letter of Credit Usage" means, as at the date on which the same is determined, the sum of (x) the aggregate of the Face Amounts of all Letters of Credit then outstanding, plus (y) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore either reimbursed by Borrower or converted into Loans as provided in SECTION 2.23(e).

        "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Interest Period for LIBOR Rate Loans made in Dollars, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with
SECTION 2.4 hereof.

        "LIBOR Break Funding Costs" means an amount sufficient to reimburse each Lender for any and all loss, cost or expense actually incurred by such Lender as the result of the occurrence of any LIBOR Break Funding Event, determined by multiplying the amount of the principal prepayment hereunder by the deficiency, if any, between, (x) LIBOR for a term then available closest to the remaining duration of the LIBOR Interest Period for the principal sum being prepaid, and for an amount comparable to such principal sum, in the Applicable Currency, and
(y) the LIBOR Rate or Bid-Option Rate, as the case may be, in effect for the principal sum being so prepaid, in the Applicable Currency, immediately prior to the prepayment of such sum, all as determined as of the date of occurrence of the LIBOR Break Funding Event.

        "LIBOR Break Funding Event" means any of the events or occurrences set for forth in SECTIONS 2.14(a) or 2.14(b).

        "LIBOR Interest Period" means a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

        "LIBOR Rate Loan" means a Loan which bears interest at a LIBOR Rate, and may be an Alternate Currency Loan or a Loan denominated in Dollars.

        "LIBOR Rate" means one, two, three or six-month London InterBank Offered Rate for the Applicable Currency, adjusted for statutory reserves, if applicable ("LIBOR") PLUS for each fiscal quarter, the LIBOR Applicable Margin.

        "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

        "Loan Documents" means this Agreement, the Notes and any other document from time to time evidencing or securing indebtedness incurred by Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

        "Material Adverse Change" means a material adverse change with respect to (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or Lenders thereunder.


        "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and ureaformaldehyde insulation.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrowers or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

        "NCB" means National City Bank, a national banking association .

        "Net Income" means for any period, net income (or loss) of Borrower for such period determined in accordance with GAAP.

        "Notes" means the Revolving Promissory Notes, the Foreign
Currency Notes, and the Swingline Note.

        "Notice of Assignment" is defined in SECTION 11.3.3.

        "Notice of Offshore Currency Loan" is defined in SECTION 2.7.

        "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Lenders or to any Lender, Agent or any indemnified party hereunder (i) in respect of the Loans made or Letters of Credit issued pursuant to this Agreement; or (ii) under or in respect of any one or more of the Loan Documents. Obligations shall also include, without limitation, all interest, charges and other fees payable hereunder (or under any of the Loan Documents) by Borrower, or due hereunder (or under any of the Loan Documents) from Borrower to Agent or any one or more of Lenders from time to time, together with all costs and expenses payable hereunder or under any of the Loan Documents.

        "Offshore Currency" means any major non-United States currency other than an Alternate Currency in which an Offshore Currency Loan is made hereunder.

        "Offshore Currency Loan" means any Loan denominated in an Offshore Currency, bearing interest at the Bid-Option Rate and made pursuant to a Bid-Option Auction.

        "Offshore Currency Loan Percentage" means, with respect to any Lender, the percentage of the aggregate outstanding principal amount of the Offshore Currency Loans of all of Lenders represented by the outstanding principal amount of the Offshore Currency Loans of such Lender.

        "Outstanding Amount" means, at any time, the aggregate of (w) the principal balance of all Advances in Dollars then outstanding hereunder, PLUS,
(x) the Dollar Equivalent of all Advances in a Foreign Currency then outstanding hereunder, PLUS (y) the Face Amount of all Letters of Credit then outstanding hereunder, PLUS (z) the amount of all draws or disbursements made under any Letter of Credit which Borrower has not converted into a Loan or otherwise reimbursed to the Issuing Bank in accordance with SECTION 2.23, below.

        "Participant" means a participant under SECTION 11.2.1.

        "Payment Date" means, with respect to the payment of interest accrued on any Base Rate Loan, the last day of each calendar month, and, with respect to the payment of interest accrued on any LIBOR Rate Loan, the last day of the LIBOR Interest Period, except that for any LIBOR Interest Period in excess of three months, interim payments shall be made every third month.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Permitted Liens" are defined in SECTION 5.14.

        "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under SECTION 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

        "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        "Pro Rata Share" means, in relation to any particular item, the share of any Lender in such item, which shall be in the same proportion which the Commitment of a Lender bears to the Aggregate Commitment, except that with respect to application of payments of principal and interest, Pro Rata Shares shall be adjusted as determined by Agent in its reasonable discretion to account for the portion of the Outstanding Amount at such time attributable to each Lender. Pro Rata Shares shall be net of any and all charges or fees due and payable to Agent under the Loan Documents.

        "Purchasers" is defined in SECTION 11.3.1.

        "Purchase Money Security Interest" is defined in SECTION 5.14 (iv).

        "Rate Option" means the Base Rate, the LIBOR Rate or the
Federal Funds Rate.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

        "Request for Issuance of a Letter of Credit" means the form, substantially similar to that which is attached hereto as EXHIBIT C to be executed by Borrower and delivered to Agent, requesting the issuance of a Letter of Credit and providing the information required in connection therewith by
SECTION 2.23(a), below.

        "Required Lenders" means those Lenders whose aggregate Pro Rata Shares of the outstanding Advances equal or exceed sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the outstanding Advances, or, in the event that there are no Advances outstanding, those Lenders having sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment.

        "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that on Eurocurrency liabilities.

        "Revolving Promissory Note" means a promissory note, in substantially the form of EXHIBIT B hereto, duly executed by Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note. In the case of delivery of Foreign Currency Notes after the Closing Date, Lenders will deliver, upon the request of Borrower, substitute Revolving

Promissory Notes in the amount of such Lender's Commitment less the Dollar Equivalent at the date of delivery of the principal amount of the Foreign Currency Notes in favor of such Lender.

        "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

        "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

        "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

        "Spot Rate" for a currency means the rate quoted by Agent as the spot rate for the purchase by Agent of such currency with another currency through the FX Trading Office at approximately 10:30 am. local time on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

        "Stockholder's Equity" means, as of any date of determination, an amount equal to all equity as calculated in accordance with GAAP appearing on the balance sheet of Borrower or its Subsidiaries (excluding treasury shares).

        "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

        "Substantial Portion" means, with respect to the Property of Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of Borrower and its Subsidiaries as would be shown in the consolidated financial statements of Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

        "Swingline Loan" means a Loan pursuant to SECTION 2.6.

        "Swingline Note" means a promissory note, in substantially the form of EXHIBIT D hereto, duly executed by Borrower and payable to the order of NCB in the amount of $10,000,000, including any amendment, modification, renewal or replacement of such promissory note.

        "S&P" means Standard & Poor's Ratings Group and its successors.

        "Transferee" is defined in SECTION 11.4.

        "Type" means, with respect to any Loan, its nature as a LIBOR Rate Loan in Dollars, a Base Rate Loan, a Swingline Loan, an Alternate Currency Loan or an Offshore Currency Loan.

        "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date, for such Plans.

        "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

        "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDIT
                                   ----------

        2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, that Borrower may, subject to the terms and conditions of this Agreement, borrow on a revolving basis from Lenders on the Closing Date and from time to time thereafter sums, the outstanding amount of which shall not when added to the Letter of Credit Usage, exceed the Aggregate Commitment at any time. Each Loan shall be in an amount equal to or greater than Five Million Dollars ($5,000,000); PROVIDED, HOWEVER, that (i) with regard to each Lender individually, the sum of each such Lender's outstanding Loans shall not exceed such Lender's Credit Commitment; (ii) with regard to Lenders collectively, the Outstanding Amount shall not exceed the Aggregate Commitment; (iii) the Dollar Equivalent of

Foreign Currency Loans shall not exceed Ten Million Dollars ($10,000,000); (iv) the amount of Swingline Loans shall not exceed Ten Million Dollars ($10,000,000); (v) the Dollar Equivalent of Foreign Currency Loans may be in amounts less than Five Million Dollars ($5,000,000) but shall not be less than $3,000,000; and (vi) Lenders shall not be required to make Offshore Currency Loans except to the extent that they elect to bid therefor pursuant to SECTION
2.7. The Commitments to lend hereunder shall expire on the Facility Termination Date. The credit facility established hereunder shall be evidenced by Revolving Promissory Notes delivered by Borrower in favor of each Lender, respectively, a Swingline Note in favor of NCB, and, concurrently with advances of Foreign Currency Loans, Foreign Currency Notes in favor of each Lender making such Foreign Currency Loan. Loans shall be made in the Applicable Currency.

        2.2 Final Principal Payment. Any outstanding Loans and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

        2.3 Ratable Loans. (a) Each Advance hereunder shall consist of Loans made from the several Lenders ratably in accordance with their Pro Rata Share of the Aggregate Commitment, except for Swingline Loans, which shall be made solely by NCB, and Offshore Currency Loans, which shall be made by Lenders pursuant to
SECTION 2.7. Each Lender will make the amount of its Pro Rata Share of each proposed Advance of LIBOR Rate Loans or Base Rate Loans available to Agent for the account of Borrower in Same Day Funds by 12:00 noon (Cleveland time) on the day requested except that in the case of a proposed Offshore Currency Loan, Lenders making an Offshore Currency Loan will make the amount of its share thereof available to Agent by such time on such day as Agent may specify.

        (b) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Foreign Currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Foreign Currency, shall be determined at the Spot Rate.

        2.4 APPLICABLE MARGINS. On the Closing Date, the Applicable Margin shall be determined using Tier III of the performance grid below. Thereafter, the Base Rate Applicable Margin and LIBOR Applicable Margin shall be adjusted on the first day of each calendar quarter, beginning January 1, 1996, based on the ratio of Consolidated Funded Debt as of the end of the immediately preceding quarter, to Capitalization as at the end of such quarter. To the extent that, as of an adjustment date, information is not yet available to make such calculation or Borrower has not provided to Agent information necessary to apply the performance grid, interest shall be payable retroactively upon receipt of such information and calculation by Agent. In such event, Borrower shall continue to pay interest at the interest rate and on the Payment Dates in effect for the preceding quarter and the parties shall adjust for the difference between interest payable and interest actually paid, when information to apply the performance grid is available.



       ================================================================
        Tier      Consolidated          LIBOR +            Prime
                  Funded Debt/                               +
                  Capitalization
       ----------------------------------------------------------------
        Tier I    greater than 50%        45.0 bps        0 bps
       ----------------------------------------------------------------
        Tier II   less than or equal      37.5 bps        0 bps
                  to 50% but greater
                  than 40%
       ----------------------------------------------------------------
        Tier III  less than or equal      30.0 bps        0 bps
                  to 40% but greater
                  than 30%
       ----------------------------------------------------------------
        Tier IV   less than or equal      22.5 bps        0 bps
                  to 30%
       ================================================================

*       bps = basis points

        2.5 FACILITY FEE; CLOSING FEE. (a) Borrower agrees to pay to Agent for the account of each Lender a facility fee (the "FACILITY FEE") on each Lender's Commitment from the Closing Date to and including the Facility Termination Date, calculated as follows: (i) 15 bps per annum on such Lender's Commitment in the event the Applicable Margin is Tier I, (ii) 12.5 bps per annum on such Lender's Commitment in the event Borrower's Applicable Margin is Tier II, (iii) 10 bps per annum on Lender's Commitment in the event Borrower's Applicable Margin is Tier III, and (iv) 7.5 bps per annum on such Lender's Commitment in the event Borrower's Applicable Margin is Tier IV. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter hereafter beginning January 1, 1997, and on the Facility Termination Date.

        (b) Borrower further agrees to pay all fees payable to Agent pursuant to a separate letter agreement.

        2.6 SWINGLINE LOANS. Borrower may, subject to the terms and conditions of this Agreement, borrow on a short-term basis, not to exceed five Business Days, from NCB, on the Closing Date and from time to time thereafter sums which shall bear interest at the Federal Funds Rate plus an applicable margin determined by NCB such that the return to NCB from each such Swingline Loan approximates the hypothetical return to NCB of a LIBOR Rate Loan of the same amount made at the same time, for the same number of days (determined pro rata based on a thirty day LIBOR Interest Period). Each Swingline Loan shall be in an amount equal to or greater than One Million Dollars ($1,000,000); PROVIDED, HOWEVER, that, (i) notwithstanding anything to the contrary in SECTION 2.1, the sum of NCB's outstanding Loans of all Types may exceed NCB's Commitment to the extent attributable to Swingline Loans; (ii) with regard to Lenders collectively (including for such purpose NCB), the Outstanding Amount shall not exceed the Aggregate Commitment; and (iii) Borrower may elect not to borrow a Swingline Loan by Telephonic Notice to NCB within two (2) hours of notice from NCB of the interest rate to be applicable to such Loan. Any Swingline Loan not repaid in full, including the principal amount thereof and all accrued interest, within five Business Days of the borrowing thereof shall automatically convert into a Base Rate Loan and bear interest at the Base Rate.

        2.7 OFFSHORE CURRENCY LOANS.

        (a) THE BID-OPTION. From the Closing Date to but excluding the Facility Termination Date, an Authorized Officer may, as set forth in this SECTION 2.7, request Lenders to make offers to make Offshore Currency Loans to Borrower in an Offshore Currency for a LIBOR Interest Period. Each Lender may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers, in the manners set forth in this SECTION 2.7; furthermore, each Lender may limit the aggregate amount of Offshore Currency Loans when quoting rates for more than one LIBOR Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Offshore Currency Loans and Borrower may choose among the Offshore Currency Loans if such limitation is imposed.

        (b) BID-OPTION QUOTE REQUEST. When an Authorized Officer wishes to request offers to make Offshore Currency Loans under this SECTION 2.7, it shall transmit to Agent by telex or telecopy a Bid-Option Quote Request substantially in the form of EXHIBIT E hereto so as to be received no later than 11:00 a.m. Cleveland, Ohio, time on the Business Day next preceding the date of the Loan proposed therein specifying:

                (i) the proposed date of the Offshore Currency Loan, which shall be a Business Day;

                (ii) the aggregate amount of such Offshore Currency Loan, which shall be a minimum of the Dollar Equivalent of $3,000,000 or a larger multiple Dollar Equivalent of $1,000,000; and

                (iii) the duration of the LIBOR Interest Period applicable thereto.

Borrower may request offers to make Offshore Currency Loans for more than one LIBOR Interest Period in a single Bid-Option Quote Request.

        (c) INVITATION FOR BID-OPTION QUOTES. Promptly upon receipt of a Bid-Option Quote Request, Agent shall send to Lenders by telecopy (or telephone promptly confirmed by telecopy) an Invitation for Bid-Option Quotes substantially in the form of EXHIBIT F hereto, which shall constitute an invitation by Borrower to each Lender to submit Bid-Option Quotes offering to make Offshore Currency Loans to which such Bid-Option Quote Request relates in accordance with this SECTION 2.7.

        (d) SUBMISSION AND CONTENTS OF BID-OPTION QUOTES. (i) Each Lender may submit a Bid-Option Quote containing an offer or offers to make Offshore Currency Loans in response to any Invitation for Bid-Option Quotes. Each Bid-Option Quote must comply with the requirements of this subsection (d) and must be submitted to Agent by telecopy (or by telephone promptly confirmed by telecopy) at its Head Office not later than 10:00 a.m. Cleveland time on the proposed date of the Advance. Any Bid-Option Quote so made shall be irrevocable except with the written consent of Agent given on the instructions of the Authorized Officer.

            (ii) Each Bid-Option Quote shall be substantially in the form of EXHIBIT G attached hereto, but may be submitted to Agent by telephone with prompt confirmation by delivery to Agent of such Bid-Option Quote, and shall in any case specify:

                (A) the proposed date of the Offshore Currency Loan;

                (B) the principal amount of the Offshore Currency Loan for which such offer is being made, which principal amount (x) must be in a minimum Dollar Equivalent of $3,000,000 or a larger multiple Dollar Equivalent of $1,000,000, and (y) may not exceed the principal amount of the Offshore Currency Loans for which offers were requested;

                (C) the LIBOR Interest Period(s) for which each such Bid-Option Rate is offered;

                (D) the rate of interest per annum (rounded to the nearest 1/100% (the "Bid-Option Rate") offered for each such Offshore Currency Loan;

                (E) the identity of the quoting Lender.

            (iii) Any Bid-Option Quote shall be disregarded if it:

                (A) is not substantially in the form of EXHIBIT G hereto (or is not submitted by telephone to Agent with prompt written confirmation to follow) or does not specify all of the information required by clause

         (ii) of this subsection (d);

                (B) contains qualifying, conditional or similar language;

                (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid-Quotes; or

                (D) arrives after the time set forth in SECTION 2.7(d) (i);

provided, that a Bid-Option Quote shall not be disregarded pursuant to clause
(B) or (C) above solely because it contains an indication that an allocation that might otherwise be made to it pursuant to SECTION 2.7(g) would be unacceptable. Agent shall notify the Authorized Officer of any disregarded Bid-Option Quote.

        (e) NOTICE TO BORROWER. Agent shall promptly notify the Authorized Officer of the terms of any Bid-Option Quote submitted by a Lender that is accordance with SECTION 2.7(d). Agent's notice to the Authorized Officer shall specify (i) the aggregate principal amount of Offshore Currency Loans for which offers have been received for each LIBOR Interest Period specified in the related Bid-Option Quote Request, and (ii) the respective principal amounts and respective Bid-Option Rates so offered.

        (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 11:00 a.m. Cleveland, Ohio, time on the proposed date of an Offshore Currency Loan, the Authorized Officer shall notify Agent of Borrower's acceptance or non-acceptance of any offers so notified to it pursuant to subsection (e) of this SECTION 2.7 and Agent shall, promptly upon receiving notice from the Authorized Officer, notify each Lender whose Bid-Option Quote has been accepted. In the case of acceptance, such notice (a "Notice of Offshore Currency Loan") shall specify the aggregate principal amount of offers for the applicable LIBOR Interest Period(s) have been accepted. Borrower may accept any Bid-Option Quote in whole or in part; provided that:

                (i) the aggregate principal amount of each Offshore Currency Loan may not exceed the applicable amount set forth in the related Bid-Option Quote Request for the applicable LIBOR Interest Period;

                (ii) the principal amount of each Offshore Currency Loan must be the Dollar Equivalent of $3,000,000 or a larger multiple of the Dollar Equivalent of $1,000,000;

                (iii) acceptance of offers may only be made on the basis of ascending Bid-Option Rates; and

                (iv) Borrower may not accept any offer that is described in
      SECTION 2.7(d) (iii) or that otherwise fails to comply with the requirements of this Agreement.

        (g) ALLOCATION BY AGENT. If offers are made by two or more Lenders with the same Bid-Option Rates for a greater aggregate principal amount that the amount in respect of which offers are accepted for the related LIBOR Interest Period, the principal amount of Offshore Currency Loans in respect of which such offers are accepted shall be allocated by Agent among such Lenders as nearly as possible (in such multiples, not greater than Dollar Equivalents of $100,000, as Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by Agent of the amounts of Offshore Currency Loans shall be conclusive in the absence of manifest error.

        2.8 MINIMUM AMOUNT OF LOANS. Base Rate Loans shall be in the minimum amount of $5,000,000, and in multiples of $1,000,000 if in excess thereof. LIBOR Rate Loans in Dollars shall be in the minimum amount of $5,000,000, and in multiples of $1,000,000 if in excess thereof. Foreign Currency Loans shall be in the minimum Dollar Equivalent amount of $3,000,000, and in multiples of $1,000,000 in excess thereof.

        2.9 INTEREST PAYABLE ON THE LOANS.

        (a) INTENTIONALLY OMITTED.

        (b) METHOD OF SELECTING RATE OPTIONS AND LIBOR INTEREST PERIODS. (i) Borrower shall select the Rate Option for each Advance and shall select the LIBOR Interest Period applicable to each LIBOR Rate Loan from time to time and whether such Loan shall be in Dollars or an Alternate Currency, by delivery to Agent of an irrevocable notice in the form of EXHIBIT H hereto (a "BORROWING NOTICE"), or by telephonic notice to Agent ("TELEPHONIC NOTICE"), followed by a same day (which shall mean prior to 5:00 p.m. Cleveland, Ohio, time) written Borrowing Notice delivered to Agent via facsimile. Offshore Currency Loans shall be made exclusively pursuant to SECTION 2.7.

        (ii) Each LIBOR Rate Loan shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto until (but not including) the last day of such LIBOR Interest Period at the interest rate determined as applicable to such Loan. Borrower shall select LIBOR Interest Periods so that it is not necessary to pay such Loan prior to the last day of the applicable LIBOR Interest Period in order to repay the Loans on the Facility Termination Date. Provided that no Default shall have occurred and be continuing, Borrower may elect to continue a Loan as a LIBOR Rate Loan by giving irrevocable written, telephonic or telegraphic notice thereof to Agent not more than ten (10) nor less than three (3) Business Days prior to the last day of the then-current LIBOR Interest Period for such Loan, specifying the duration of the succeeding LIBOR Interest Period therefor. If Agent does not receive timely notice of such election, Borrower shall be deemed to have elected to convert such Loan to a Base Rate Loan in Dollars at the end of the then-current LIBOR Interest

Period. Provided that no Default shall have occurred and be continuing, Borrower may, on any Business Day, convert any outstanding Base Rate Loan, or portion thereof, into a LIBOR Rate Loan in the same aggregate principal amount (or Dollar Equivalent). If Borrower desires to convert a Base Rate Loan, it shall give Agent prior written or telephonic notice not more than ten (10) nor less than three (3) Business Days prior to the requested conversion date, which notice shall specify the duration of the LIBOR Interest Period applicable thereto.

        (c) DETERMINATION OF RATE. Agent shall determine the Base Rate or Federal Funds Rate, as the case may be, in effect from time to time. Any change in the Base Rate or Federal Funds Rate shall, for all purposes of this Agreement and the other Loan Documents, become effective on the effective date announced by Agent in accordance with Agent's customary practices.

        (d) MONTHLY INSTALLMENTS.

            (i) Borrower shall pay to Agent, for the account of Lenders in accordance with their respective Pro Rata Share, monthly in arrears on the last Business Day of each month beginning with the month following the month in which the Closing Date occurs, interest on the outstanding principal amount of the Base Rate Loans at the annual rate equal to the Base Rate plus the Base Rate Applicable Margin and on the outstanding principal amount of Swingline Loans at the annual rate determined pursuant to
                 SECTION 2.6; provided, however, that if Borrower elects, pursuant to the final paragraph of SECTION 2.4(a), to convert a Base Rate Loan, or any portion thereof, to a LIBOR Rate Loan, Borrower shall pay to Agent, for the account of Lenders in proportion to their respective Commitments, all accrued but unpaid interest on such Base Rate Loan, or that portion thereof which is being so converted, for the period commencing on the date of the last payment date under this SECTION 2.8(d) (i) and concluding on the day immediately preceding the first day of the LIBOR Interest Period for the LIBOR Rate Loan into which such Base Rate Loan is converted.

            (ii) Borrower shall pay to Agent, for the account of Lenders in accordance with their Pro Rata Share, in arrears, interest on the outstanding principal amount of the LIBOR Rate Loans in Dollars at the annual rate equal to the LIBOR Rate. Such interest shall be due and payable on the last Business Day of the applicable

                 LIBOR Interest Period of three months or less, and for all other LIBOR Rate Loans in Dollars, interest shall be payable, in arrears as aforesaid, on (x) that Business Day which is three months after the beginning of the LIBOR Interest Period for such Loans; and (y) on the final day of the LIBOR Interest Period therefor.

           (iii) Borrower shall pay to Agent, for the account of Lenders, in arrears, interest on the outstanding principal amount of each Offshore Currency Loan at the annual rate equal to the applicable Bid-Option Rate. Such interest shall be due and payable on the last Business Day of the applicable LIBOR Interest Period.

        (e) INTEREST ON OVERDUE PAYMENTS; DEFAULT INTEREST RATE. If any payment of principal or interest is not paid when due, or prior to the expiration of the applicable period of grace (if any) therefor, Agent may charge and collect from Borrower, or may add to the unpaid balance of the Notes, a Late Charge. Any Late Charge charged and collected by Agent shall be distributed to Lenders in proportion to their respective Commitments or Offshore Currency Loan Percentage, as the case may be. No failure by Agent to charge or collect any Late Charge in respect of any delinquent payment shall be considered to be a waiver by Agent or Lenders of any rights they may have hereunder, including without limitation the right subsequently to impose a Late Charge for such delinquent payment or to take such other actions as may then be available to them hereunder or at law or in equity, including but not limited to the right to terminate the Commitments and/or to accelerate the Obligations pursuant to the terms hereof. If any Note has been accelerated pursuant to this Agreement or if a Default hereunder or under any other Loan Document shall have occurred and be continuing, the outstanding principal balance of the Indebtedness advanced under this Agreement, together with all accrued interest thereon and any and all other Obligations, shall bear interest from the date on which such amount shall have first become due and payable to the date on which such amount shall be paid (whether before or after judgment) at the Default Interest Rate. Interest at the Default Interest Rate will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the Obligations in respect of such payment are discharged (whether before or after judgment).

        (f) LIBOR Rate Loans in Dollars not repaid on the last day of the Interest Rate Period applicable thereto shall be continued as LIBOR Rate Loans to the extent Borrower provides written notice thereof to Agent and satisfies the requirements hereof for LIBOR Rate Loans, or, if such requirements are not satisfied, converted into Base Rate Loans and bear interest as provided herein, from and including the last day of such Interest Rate Period.

        (g) Foreign Currency Loans not repaid on the last day of the Interest Rate Period applicable thereto shall be continued as Foreign Currency Loans in the same Applicable Currency to the extent Borrower provides written notice thereof to Agent and satisfies the requirements hereof for Foreign Currency Loans in such Applicable Currency, or, if such requirements are not satisfied, converted into Base Rate Loans (and redenominated in Dollars at its Dollar Equivalent) and bear interest as provided herein, from and including the last day of such Interest Rate Period.

        2.10 REPAYMENTS AND PREPAYMENTS OF PRINCIPAL.

        (a) OPTIONAL PREPAYMENTS Without derogating from the mandatory prepayment requirements contained in SECTION 2.10(b) hereof, Borrower may prepay the principal of the Loans in full or in part at any time and from time to time upon payment to Agent of all accrued interest to the date of payment; provided, however, that (i) all partial payments of principal shall be in an amount equal to or greater than One Hundred Thousand Dollars ($100,000.00); and (ii) all Loans may be prepaid without penalty or premium. If Borrower shall prepay any Loan which is a LIBOR Rate Loan on a day other than the final day of the applicable LIBOR Interest Period therefor, such prepayment must include an amount equal to all of Lenders' aggregate LIBOR Break Funding Costs, applicable to or resulting from such prepayment in accordance with SECTION 2.14, below.

        (b) MANDATORY PREPAYMENTS

         (i) If at any time the Outstanding Amount exceeds the Aggregate Commitment, Borrower shall immediately prepay an amount equal to such excess.

         (ii) If at any time the Outstanding Amount with respect to any Lender exceeds such Lender's Commitment, Borrower shall immediately prepay an amount equal to such excess.

         (iii) If (and on each occasion that) a drawing or disbursement is made under a Letter of Credit and is not reimbursed by Borrower (either by causing the amount of such drawing or disbursement to be converted into a Loan or by paying the Issuing Bank the amount of such showing or disbursement in immediately available funds, in either case as and when required by SECTION 2.23, below), Borrower shall immediately prepay an amount equal to such drawing or disbursement, together with interest thereon.

         (c) Application of Prepayments Any prepayment of the Obligations shall be applied by Agent as set forth in SECTION 2.11 hereof. To the extent that such payment, repayment or prepayment shall be applied to LIBOR Rate Loan, Agent shall retain such amount until the expiration of the LIBOR Interest Period applicable to such Loan, and, shall apply such payment at such time so as to minimize the LIBOR Break Funding Costs applicable to such payment, repayment or prepayment, unless otherwise instructed by Borrower to pay, repay or prepay such Loan and nonetheless incur the applicable LIBOR Break Funding Cost.


        (d) MATURITY. Subject to the terms and conditions of this Agreement, Borrower will be entitled to reborrow all or any part of the principal of the Notes repaid or prepaid prior to the termination of the Commitments, PROVIDED THAT Borrower shall not be permitted to reborrow principal under a Foreign Currency Note. The Commitments shall terminate, and all of the Indebtedness evidenced by each Note shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by Borrower, on the Facility Termination Date.

        (e) NOTICE OF PREPAYMENTS OF PRINCIPAL. Unless otherwise specified herein, Borrower will provide Agent at least (1) one Business Day's advance, written notice of its intention to make any voluntary prepayment of principal. Such notice shall be irrevocable and shall specify the date of prepayment and the aggregate amount to be paid.

        (f) REDUCTION IN COMMITMENT. Provided there is not then any Default or Unmatured Default hereunder or any other Loan Document, Borrower may, upon and subject to the terms and conditions set forth in this SECTION 2.10(f), elect permanently to reduce the Aggregate Commitment by providing Agent and each Lender with not less than thirty (30) days' prior written notice of its election to do so. Such notice shall specify the date on which such reduction is intended to become effective and the amount to which Borrower would propose to reduce the Aggregate Commitment. Provided that Borrower shall, on or prior to the effective date for such reduction specified in such notice, have made such payments or prepayments as may be necessary to cause the outstanding balance of all Loans to Borrower to be reduced to an amount equal to or less than the amount of the Aggregate Commitment (giving effect to the proposed reduction thereof contemplated in Borrower's notice), the Aggregate Commitment shall, on the date specified in Borrower's notice, be reduced to the amount stipulated in Borrower's notice. In the event that Borrower shall elect to reduce the Aggregate Commitment as aforesaid, each Lender's Commitment shall be reduced, pro rata, to reflect any such reduction in the Aggregate Commitment, and the amount of the Facility Fee payable during the quarter in which such reduction shall become effective shall be calculated so as to give effect to such reduction, as of the effective date thereof, on a per diem basis. Each reduction in the amount of the Aggregate Commitment effected pursuant to this SECTION 2.10(f) shall be in a multiple of Five Million Dollars ($5,000,000), and the minimum reduction shall be Twenty Million

Dollars ($20,000,000). Each reduction in the amount of the Aggregate Commitment shall be permanent. Borrower may exercise their right permanently to reduce the amount of the Aggregate Commitment not more frequently than twice during any six-month period. Borrower shall pay all reasonable costs and expenses of Agent (including, without limitation, reasonable attorney's fees) incurred in connection with the exercise of Borrower's rights under this SECTION 2.10(f).

        2.11 PAYMENTS AND COMPUTATIONS.

        (a) TIME AND PLACE OF PAYMENTS. Each payment to be made by Borrower under this Agreement or any other Loan Documents shall be made directly to Agent at its Head Office, not later than 12:00 noon Cleveland time, on the due date of each such payment. Such payments shall be made in Same Day Funds, and (i) in the case of Foreign Currency payments, no later than such time on the dates specified herein as may be determined by Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:30 p.m. (Cleveland time) on the date specified herein. Any payment which is received by Agent later than 12:30 p.m. (Cleveland time), or later than the time specified by Agent as provided in clause (i), above, (in the case of Foreign Currency payments), shall be deemed to have been received on the following Banking Day and any applicable interest or fee shall continue to accrue. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of Lenders, and, with respect to principal of, interest on, and any other amounts relating to, any Foreign Currency Loan, shall be made in the Foreign Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Agent will, on the same Business Day that it receives (or is deemed to receive, as aforesaid) each such payment, cause to be distributed to each Lender, in immediately available and freely transferrable funds, such Lender's Pro Rata Share of each such payment received by Agent or, in the case of Offshore Currency payments, distributed to the Lender(s) having Loans in accordance with their Offshore Currency Loan Percentage.

        (b) APPLICATION OF FUNDS. Notwithstanding anything herein to the contrary, the funds received by Agent with respect to the Obligations shall be applied as follows:

        (i) NO DEFAULT. Provided that the Notes have not been accelerated pursuant to SECTION 7.1, below, and provided further that no Default or Unmatured Default hereunder or under any Loan Document shall have occurred and be continuing at the time that Agent receives such funds, in the following manner: (a) FIRST, to the payment of all fees, charges, and other sums (other than principal and interest) then due and payable to Agent or Lenders under the Notes, this Agreement or the other Loan Documents (including, without limitation, any LIBOR Break Funding Costs which may then be payable); (b) SECOND, to the payment of all accrued but unpaid interest at the time of such payment in accordance with each Lender's share pursuant to SECTION 2.11(a); and (c) THIRD, to the payment of principal of the Notes in accordance with each Lender's share pursuant to SECTION 2.11(a).

       (ii) DEFAULT. If the Notes have been accelerated pursuant to SECTION
            7.1, or if a Default hereunder shall have occurred and be continuing hereunder or under the Notes or any of the other Loan Documents at the time Agent receives such funds, in the following manner: (a) FIRST to the payment or reimbursement of Lenders and Agent for all costs, expenses, disbursements and losses which shall have been incurred or sustained by Lenders or Agent in or incidental to the collection of the Obligations owed by Borrower hereunder or the exercise, protection, or enforcement by Lenders or Agent of all or any of the rights, remedies, powers and privileges of Lenders and Agent under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to Agent and any of Lenders against all taxes or Liens which by law shall or may have priority over the rights of Agent or Lenders in and to such funds; and (b) SECOND to the payment of all of the Obligations in accordance with SECTION 2.11(b) (i) above.

        (c) PAYMENTS ON BUSINESS DAYS. If any sum would (but for the provisions of this SECTION 2.11(c)) become due and payable on any day which is not a Business Day, then such sum shall become due and payable on the next succeeding Business Day, and interest payable on such sum shall continue to accrue and shall be adjusted by Agent accordingly.

        (d) COMPUTATION OF INTEREST. All computations of interest payable under this Agreement, the Notes, or any of the other Loan Documents shall be computed by Agent on the basis of the actual principal amount outstanding on each day during the payment period, and shall be calculated with reference to the actual number of days elapsed during such period on the basis of a year consisting of three hundred and sixty (360) days. The daily interest charge shall be one three-hundred-sixtieth (1/360th) of the annual interest amount. Each determination of any interest rate by Agent shall be conclusive and binding on Borrower in the absence of manifest error. Absent manifest error, a certificate or statement signed by an authorized officer of Agent shall be conclusive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

        2.12 PAYMENTS TO BE FREE OF DEDUCTIONS. Each payment to be made by Borrower under this Agreement, any Note, or any of the other Loan Documents shall be made in accordance with SECTION 2.11 hereof, without set-off, deduction or counterclaim whatsoever, and free and clear of taxes, levies, imposts, duties, charges, fees, deduction, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any governmental or taxing authority, unless Borrower is compelled by law to make any such deduction or withholding. In the event that any such obligation to deduct or withhold is imposed upon Borrower with respect to any such payment:
(a) Borrower shall be permitted to make the deduction or withholding required by law in respect of the said payment, and (b) there shall become and be absolutely due and payable by Borrower to Agent or such Lender on the date on which the said payment shall be due and payable, and Borrower hereby promises to pay to Agent or such Lender on such date, such additional amount as shall be necessary to enable Agent or such Lender to receive the same net amount which Agent or such Lender would have received on such due date had no such obligation been imposed by law. Notwithstanding any provision of this SECTION 2.12 to the contrary, the foregoing provisions of this SECTION 2.12 shall not apply in the case of any deductions or withholding made (y) in respect of taxes charged upon or by reference to the overall net income, profits or gains of Agent or any Lender, or (z) failure by a Lender to comply with SECTION 2.22.

        2.13 USE OF PROCEEDS. Borrower represents, warrants and covenants to Agent and to each Lender that all proceeds of the Advances shall be used by Borrower only for the following purposes: (i) Acquisitions, to the extent expressly permitted under this Agreement, (ii) Borrower's share repurchase program, and (iii) except as expressly limited in this Agreement, general corporate purposes.

        2.14 LIBOR BREAK FUNDING COST. Borrower shall pay to Agent, for the ratable benefit of each Lender, the LIBOR Break Funding Costs that Agent reasonably determines are attributable to:

        (a) any payment (including, without limitation, any payment resulting from the acceleration of the Loans pursuant to this Agreement or any Loan Document), repayment, mandatory or optional prepayment, or conversion of a LIBOR Rate Loan for any reason on a date other than the last day of the LIBOR Interest Period for such Loan; or

        (b) any failure by Borrower for any reason to borrow a LIBOR Rate Loan on the date for such borrowing specified in the relevant Borrowing Notice, or in a Bid-Option Quote Request for which Borrower has delivered a Notice of Offshore Currency Loan pursuant to SECTION 2.7(f) of this Agreement.

        2.15 ADDITIONAL COSTS.

        (a) Notwithstanding any conflicting provisions of this Agreement to the contrary, if any applicable law, rule or regulation not in effect as of the date hereof shall (i) subject Agent or any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to any Loan, or Letter of Credit, this Agreement, any Note, or any of the other Loan Documents or the payment by Borrower of any amounts payable to Agent or any Lender hereunder or thereunder (other than taxes charged upon or by reference to the overall net income, profits or gains of Agent or any Lender or taxes charged with respect to any Lender's failure to comply with SECTION 2.22 hereof); or
(ii) materially change, in the reasonable opinion of the party so affected, the basis of taxation (other than changes in tax rates applicable to taxes charged upon or by reference to the overall net income, profits or gains of Agent or any Lender or taxes charged with respect to any Lender's failure to comply with
SECTION 2.22 hereof) of payments to Agent or any Lender of the principal of or the interest on any Note or any other amounts payable to Agent or any Lender under this Agreement, or any of the other Loan Documents; or (iii) impose or increase or render applicable any special or supplementary special deposit or reserve or similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or any eligible liabilities of, or loans by any office or branch of, Agent or any Lender; or
(iv) impose on Agent or any Lender any other condition or requirement with respect to this Agreement, any Note, or any of the other Loan Documents, and if the result of any of the foregoing is (A) to increase the cost to Agent or any Lender of making, funding or maintaining all or any part of the principal of the Loans or of issuing, maintaining or making draws or disbursements under the Letters of Credit, or (B) to reduce the amount of principal, interest or any other sum payable by Borrower to Agent or any Lender under this Agreement, any Note, or any of the other Loan Documents, or (C) to require Agent or any Lender to make any payment or to forego any interest or other sum payable by Borrower to Agent or any Lender under this Agreement, any Note, or any of the other Loan Documents, the amount of which payment or foregone interest or other sum is measured by or calculated by reference to the gross amount of any sum receivable or deemed received by Agent or any Lender from Borrower under this Agreement, any Note, or any of the other Loans Documents, then, and in each such case, Borrower will pay to Agent for Agent or the account of a Lender, as the case may be, within sixty (60) days of written notice by Agent or such Lender, such additional amounts as will (in the reasonable opinion of Agent or such Lender, as the case may be) be sufficient to compensate Agent or such Lender for such sum.

        (b) If any present or future applicable law, rule or regulation shall make it unlawful for Borrower to perform any one or more of its agreements or Obligations under this Agreement, any Note, or any of the other Loan Documents, then the obligations of

Lenders under their respective Commitment shall terminate immediately. If any present or future applicable law, rule or regulation shall make it unlawful for Borrower to perform any one or more of its agreements or obligations under this Agreement, any Note, or any of the other Loan Documents, and Agent, or any Lender shall at any time determine (which reasonable determination shall be conclusive and binding on Borrower) (i) that, as a consequence of the effect or operation (whether direct or indirect) of any such applicable law, rule or regulation, any one or more of the rights, remedies, powers or privileges of Agent or any Lender under or in respect of this Agreement, any Note, or any of the other Loan Documents shall be or become invalid, unenforceable, or materially restricted; and (ii) that all or any one or more of the rights, remedies, powers and privileges so affected are of material importance to Agent or any Lender (as determined by the party so affected), then Agent shall, at the direction of the Required Lenders, by giving notice to Borrower, declare all of the Obligations, including, without limitation, the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon and any and all other sums due and payable by Borrower to Agent or Lenders under this Agreement, any Note, and any of the other Loan Documents, to be immediately due and payable, and, thereupon, such Obligations shall (if not already due and payable) forthwith become and be due and payable without further notice or other formalities of any kind, all of which are hereby expressly waived.

        (c) If Agent or any Lender shall reasonably determine that any law, rule or regulation not in effect as of the date hereof regarding capital adequacy, or in the event of any change in any existing such law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, as a consequence of its obligations hereunder, to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by any amount deemed by such Lender to be material, then Borrower shall pay to such Lender within sixty
(60) days of written notice by such Lender such amount or amounts, in addition to the amounts payable under the provisions of this Agreement or any other Loan Document, as will compensate such Lender for such reduction. Determinations by any Lender of the additional amount or amounts required to compensate such Lender in respect of the foregoing shall be presumptively correct absent manifest error. In determining such amount or amounts, each Lender may use in good faith any reasonable averaging and attribution methods of general application.

        (d) Each Lender agrees, that upon the occurrence of any event giving rise to the operation of SECTION 2.12, or (a)-(c) of this SECTION 2.15 with respect to such Lender, it will, to the extent permitted by Applicable Law or by the relevant governmental authority, in consultation with Agent, for a period of thirty (30) days endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, but not limited to, endeavoring to change its Lending Installation); provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender (an "Affected Lender") shall make a demand for payment under any of such Sections, and Borrower shall find a Lender or an assignee which offers in writing to purchase the Commitments and Advances of such Affected Lender without recourse at par on a specified date, together with accrued and unpaid interest and commitment fees thereon to the date of purchase, and tenders the purchase price of such Commitments and Advances on such specified date, and if, in the reasonable opinion of such Affected Lender, its acceptance of such offer would be permitted under Applicable Law and all relevant governmental authorities and would not result in its suffering any economic, legal, or other regulatory disadvantage, then Borrower shall be excused from the payment of the increased costs claimed by such Affected Lender under any of such sections accruing after the first interest payment date pursuant to SECTION 2.19 for each Advance of such Affected Lender following such specified date, if the Affected Lender demanding payment under either such SECTION declines such purchase offer. If such Affected Lender accepts such purchase offer, upon consummation of such purchase offer such Affected Lender shall cease to be a party hereto. Except as provided in the immediately preceding sentence, nothing in this SECTION 2.15(d) shall affect or postpone the obligations of Borrower to make payments as provided hereunder: Any reasonable expenses incurred by such Affected Lender under this SECTION 2.15 (d) shall be paid by Borrower upon delivery by such Affected Lender to Borrower of a certificate as to the amount of such expenses, which certificate shall be conclusive and binding, in absence of manifest error.

        (e) For purposes of this SECTION 2.15, "laws, rules and regulations not in effect on the date hereof" or similar words shall be deemed to include future interpretations of existing laws, rules and regulations.

        2.16 INDEMNIFICATION OF LOSSES. Without derogating from any of the other provisions of this Agreement or any of the other Loan Documents Borrower hereby absolutely and unconditionally agrees to indemnify Agent and each Lender, upon demand at any time and as often as the occasion therefor may require, against any and all claim, demands, suits, actions, damages, losses, costs, expenses and all other liabilities whatsoever which Agent or any Lender or any of their respective directors or officers may sustain or incur as a consequence of, on account of, in relation to or in any way in connection with (a) any failure by Borrower to pay, punctually on the due date thereof, any amount payable under this agreement, any Note, or any of the other Loan Documents beyond the expiration of the period of grace (if any) applicable thereto, or (b) the acceleration of the maturity of any of the Obligations, or (c) any failure by any Borrower to perform or comply with any of the terms and provisions of this Agreement, any Note or any of the other Loan Documents. Such claims, demands, suits, actions, damages, losses, costs, expenses shall include, without limitation (i) any costs incurred by Agent or any lender in carrying funds to cover any overdue principal, overdue interest or any other overdue sums payable by Borrower under this Agreement, any Note or any of the other Loan Documents; (ii) any interest payable by Agent or any Lender in order to carry the fund referred to in clause (i) of this SECTION 2.16; and
(iii) any losses (but excluding losses of anticipated profit) incurred or sustained by Agent or any Lender in liquidating or re-employing funds acquired from third parties to make, fund or maintain all or any part of the Loans. Lenders' right to receive payment under this SECTION 2.16 (but not the underlying right to indemnification) is subject to substantial compliance by Lenders with the obligation to make Advances hereunder.

        2.17 STATEMENTS BY AGENT OR ANY LENDER. A certified statement signed by an officer of Agent or any Lender setting forth any additional amount required to be paid by Borrower to Agent or such Lender (together with supporting documentation setting forth in reasonable detail an explanation of the basis for requesting payment of such amount), respectively, under SECTION 2.15 and 2.16 hereof shall be submitted by Agent or such Lender to Borrower in connection with each demand made at any time by Agent (with copies thereof delivered to each other Lender) or such Lender under either of such sections. A claim by Agent or any Lender for all or any part of any additional amounts required to be paid by Borrower under SECTION 2.15 and 2.16 hereof may be made before or after any payment to which such claim relates. Each such statement shall, in the absence of manifest error, constitute presumptive evidence of the additional amount required to be paid to Agent or such Lender.

        2.18 BORROWING NOTICES: TELEPHONIC NOTICES. (a) All requests for draws, advances, or disbursements of Loan proceeds shall be made by and on behalf of Borrower in writing on a Borrowing Notice, by Telephonic Notice, or pursuant to
SECTION 2.7. All Telephonic Notices, must be followed by same day (which shall mean prior to 5:00 p.m., Cleveland, Ohio, time) written Borrowing Notice delivered to Agent via facsimile. Borrowing Notices may be transmitted to Agent at its Head Office via fax or telecopy, PROVIDED that Borrower immediately notifies Agent by telephone of such transmission. Each Borrowing Notice for Base Rate Loans or Swingline Loans shall be transmitted to and received by Agent, or each Telephonic Notice shall be received by telephone by Agent, not later than 12:00 p.m. Cleveland, Ohio, time not more than ten (10) Business Days nor less than one (1) Business Day before the

Borrowing Date of each such loan, and not more than ten (10) Business Days nor less than three (3) Business Days before the Borrowing Date for each LIBOR Rate Loan, provided that notices for Offshore Currency Loans shall be governed by
SECTION 2.7. All Borrowing Notices shall be accompanied by such documents, reports and other materials as may be reasonably necessary to enable Agent (and each Lender) to confirm that the conditions precedent to the disbursement of such requested Loan have been satisfied.

        (b) Agent shall notify Lenders promptly by telephone of its receipt of Borrower's Borrowing Notice, but in no event shall Agent notify Lenders later than 5:00 p.m. Cleveland time, on the day on which Agent actually receives the applicable Borrowing Notice. In addition, Agent shall provide each Lender with a copy of each such Borrowing Notice, together with all accompanying materials, promptly upon Agent's receipt thereof, and shall in addition provide each Lender with a statement showing Agent's calculation of its respective Pro Rata Share of the Advance so requested. Each Lender will, upon receiving notice from Agent of Borrower's Borrowing Notice, become and be obligated to place at the disposal of Agent, not later than 10:00 a.m., Cleveland time, on the Borrowing Date set forth on such Borrowing Notice, an aggregate amount in dollars equal to such Lender's Pro Rata Share multiplied by the amount of the Advance requested. The payment by each Lender of such aggregate amount shall be made to Agent at Agent's Head Office in immediately available and freely transferrable funds.

        (c) Agent shall disburse the proceeds of each Loan to Borrower, in immediately available funds not later than noon, Cleveland time, on the Borrowing Date described therefor, provided that: (x) Borrower shall have provided Agent with a Borrowing Notice for such Advance as and when provided above; (y) all of the conditions precedent applicable to such Advance shall be satisfied as at the Closing Date or such later Borrowing Date as may be applicable to such Loan; and (z) each Lender shall fund the amount equal to its Loan as provided in SECTION 2.18(b), above.

        2.19 NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its respective Note or Notes, provided, however, that the failure to so record shall not affect Borrower's obligations under such Note. Borrower hereby authorizes Lenders and Agent to extend, convert or continue Loans, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons Agent or any Lender in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to Agent a written confirmation, if such confirmation is requested by Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by Agent and Lenders, the records of Agent and Lenders shall govern absent manifest error.

        2.20 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

        2.21 NON-RECEIPT OF FUNDS BY AGENT. Unless Borrower or a Lender, as the case may be, notifies Agent prior to the date on which it is scheduled to make payment to Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest or fees to Agent for the account of Lenders, that it does not intend to make such payment, Agent may assume that such payment has been made. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Loan.

        2.22 WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each Borrower and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each Borrower and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

        2.23 THE LETTERS OF CREDIT.

        (a) ISSUANCE OF LETTERS OF CREDIT; CONDITIONS AND LIMITATIONS". Upon the terms and conditions set forth in this Agreement, Borrower may request, in accordance with the provisions of this SECTION 2.23, that the Issuing Bank issue one or more Letters of Credit for its account from time to time prior to the Termination Date. If Borrower desires the issuance of a Letter of Credit, it shall deliver to Agent a Request for Issuance of Letter of Credit in form substantially similar to that which is attached hereto as EXHIBIT C and made a part hereof by this reference, no later than 11:00 A.M. (Cleveland time) at least five Business Days before the proposed Issuance Date therefor. The Request for Issuance of Letter of Credit shall be accompanied by a Letter of Credit application, on the Issuing Bank's then-customary form, and shall contain, among other things, the following information with respect to each requested Letter of
Credit: (i) its proposed Issuance Date (which shall be a Business Day), (ii) its proposed Face Amount, (iii) its proposed expiration date, (iv) the name and address of its proposed beneficiary, and (v) a summary of its purpose and contemplated terms. Borrower shall, in addition, furnish a precise description of any documents to be presented under, and any other terms of, the requested Letter of Credit, together with the text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit. No Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 10:00 A.M. (Cleveland time) on such Business Day. The minimum Face Amount of any Letter of Credit shall be One Million Dollars ($1,000,000) or the Dollar Equivalent thereof. The issuance of each Letter of Credit shall be subject to the satisfaction, on the Issuance Date for each Letter of Credit, of all of the conditions precedent set forth in
SECTION 3.2, below, and to the following additional limitations:

        (i) Borrower shall not request the issuance of a Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the Letter of Credit Usage would equal or exceed Ten Million Dollars ($10,000,000);

        (ii) Borrower shall not request the issuance of a Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the Outstanding Amount would exceed the Aggregate Commitment; and

        (iii) In no event shall the Issuing Bank issue any Letter of Credit having an expiration date later than the first to occur of (x) Facility Termination Date or (y) one (1) year after the Issuance Date of the proposed Letter of Credit; provided that, subject to the foregoing clause (x), this clause (y) shall not prevent the Issuing Bank from agreeing that a Letter of Credit will automatically be renewed for a period not to exceed one (1) year after the initial expiry date thereof if the Issuing Bank does not cancel such renewal, provided that all of the conditions to the issuance of a Letter of Credit and set forth or referred to in this SECTION 2.23(a) must be satisfied as at each such renewal date in respect of such renewal.

        (b) ISSUANCE OF LETTERS OF CREDIT: PURCHASE OF PARTICIPATIONS THEREIN. Upon Agent's receipt of a Request for Issuance of Letter of Credit, Agent shall promptly so notify each Lender, and shall provide each Lender with a copy of such Request for Issuance of Letter of Credit. Provided that all of the conditions precedent to the issuance of the requested Letter of Credit have been satisfied, the Issuing Bank shall cause each Letter of Credit properly requested hereunder to be issued in accordance wIth the terms of the respective Request for Issuance for Letter of Credit therefor. Immediately upon the issuance of each Letter of Credit, each Lender (other than the Issuing Bank) shall be deemed to have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any and all drawings and disbursements thereunder, in an amount equal to such Lender's Pro Rata Share of the initial Face Amount of such Letter of Credit, and each Lender hereby covenants and agrees to purchase and pay for such participation on the terms and subject to the conditions set forth in this SECTION 2.23.

        (c) PAYMENT IN CERTAIN CIRCUMSTANCES. Each Letter of Credit shall provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary under such Letter of Credit, may provide for the deposit of funds in an account to secure payment to the beneficiary, and that any funds so deposited shall be paid to such beneficiary (subject to the satisfaction of all conditions to such payment), or returned to the Issuing Bank for distribution to Lenders (or, if all obligations then shall have been indefeasibly paid in full, to Borrower) if no payment to such beneficiary has been made and if the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

        (d) TERMINATION OF COMMITMENTS. If for any reason the Commitments shall terminate when any Letter of Credit is outstanding, Borrower shall, on or prior to the date of such termination: (i) cause each outstanding Letter of Credit to be cancelled, and an amount equal to all amounts previously drawn under Letters of Credit and not theretofore reimbursed by Borrower or converted into Loans pursuant to SECTION 2.23(e) to be paid immediately to or as directed by the Issuing Bank; or (ii) deposit, with Agent, immediately available funds in an amount equal to the Letter of Credit Usage to secure all outstanding Letters of Credit which are not cancelled as described in the preceding clause.

        (e) PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. Upon receipt by the Issuing Bank of any request for drawing under its Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify Borrower and Agent promptly after its receipt of notice of any such request, and in any event at least two
(2) Business Days prior to the date on which the Issuing Bank intends to honor such drawing (unless under the terms of the Letter of Credit the Issuing Bank is required to honor a drawing prior to the second Business Day after presentation of a request for drawing, in which case the Issuing Bank shall provide Borrower and Agent with such notice of such request as may be practicable under the circumstances). Agent shall provide each Lender with a true and complete copy of such notice within one (1) Business Day of Agent's receipt of the same. Borrower shall, and hereby covenants and agrees to, reimburse the Issuing Bank on the day on which such drawing is honored in an amount, in immediately available funds, equal to the amount of such drawing; PROVIDED that (i) unless Borrower shall have notified Agent prior to 11:00 A.M. (Cleveland time) on the Business Day immediately prior to the date of such drawing that Borrower intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, Borrower shall be deemed to have given a Request for Advance to Agent requesting a Base Rate Loan on the date on which such drawing is honored, in the amount of such drawing; and (ii) Lenders shall, on the date of such drawing, make Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Bank for the amount of such drawing; and PROVIDED FURTHER, that if for any reason proceeds of such Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, Borrower shall reimburse the Issuing Bank, on the next Business Day, in an amount equal to the excess of the amount of such drawing over the amount of such Loans which are actually received, plus accrued interest on such amount at the Default Interest Rate.

        (f) PAYMENT BY LENDERS. If Borrower shall fail to reimburse the Issuing Bank as and when required above for the amount of any drawing honored by the Issuing Bank under a Letter of Credit issued by it, the Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective Pro Rata Share thereof. Each Lender shall make available to the Issuing Bank an amount equal to its respective Pro Rata Share of such unreimbursed drawing, in immediately available funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 P.M. (Cleveland time) on the first Business Day after such Lender's receipt of such notice from the Issuing Bank. If any Lender fails so to make available to the Issuing Bank the amount of such Lender's Pro Rata Share of such Letter of Credit, the Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest at the customary rate set by the Issuing Bank for the correction of errors among banks. Nothing in this provision shall prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this provision in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by the Issuing Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall, or shall cause Agent to, distribute to each other Lender which has paid all amounts payable by it under this SECTION 2.23(f) with respect to any Letter of Credit issued by the Issuing Bank such other Lender's Pro Rata Share of all payments received by the Issuing Bank from Borrower in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

        (g) COMPENSATION. Borrower agrees to pay the following amounts with respect to each Letter of Credit issued pursuant to this Agreement:

            (i) a Letter of Credit Commission payable, in advance, to Agent for the ratable benefit of Lenders, on the Issuance Date of such Letter of Credit (and, solely in the case of Letters of Credit which are renewed after the expiration of the initial period thereof, on each renewal date for so long as such Letters of Credit remain outstanding); and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such provided for in this Agreement, Borrower agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future governmental authority. As between Borrower and the Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of Letters of Credit, even if any of the foregoing should in fact prove to be invalid, insufficient, inaccurate, fraudulent or forged in any respect; (ii) the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) the errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) the errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or any proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that the same comply on their face with the requirements of that Letter of Credit. Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank to the extent arising out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Issuing Bank of a proper demand for payment made under the Letters of Credit issued by it.

        (h) AMENDMENTS. Borrower may request that the Issuing Bank enter into one or more amendments of its Letter of Credit by delivering to Agent and the Issuing Bank a Notice of Issuance of Letter of Credit specifying (i) the Issuing Bank, (ii) the proposed date of the proposed amendment and (iii) the nature of the requested amendment. The Issuing Bank shall be entitled to enter into amendments with respect to its Letters of Credit, provided, that any amendment extending the expiry date or increasing the stated amount of any Letter of Credit shall be permitted only if the Issuing Bank would, at the time of the proposed be permitted to issue a new Letter of Credit having such an expiry date or stated amount under this SECTION
2.23 on the date of the amendment.


                                  ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

        3.1 INITIAL ADVANCE. Lenders shall not be required to make the Initial Advance hereunder unless (a) Borrower has paid all fees due and payable to Lenders and Agent hereunder, (b) the initial Borrowing Notice is delivered to Agent on or before December 3, 1996, and (c) Borrower shall have furnished to Agent, with sufficient copies for Lenders, the following:

        (i) The duly executed originals of the Loan Documents, including the Revolving Promissory Notes, payable to the order of each of Lenders, and the Swingline Note, payable to the order of NCB;

       (ii) A certificate of good standing for Borrower, certified by the appropriate governmental officer, for the jurisdiction of Borrower's formation;

      (iii) Copies, certified by an officer of Borrower of each of Borrower's formation documents (including by-laws or code of regulations), together with all amendments thereto;

       (iv) An incumbency certificate, executed by an officer of Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents, and to make borrowings hereunder on behalf of Borrower, upon which certificate Agent and Lenders shall be entitled to rely until informed of any change in writing by Borrower;

        (v) Copies, certified by the Secretary or Assistant Secretary, of Borrower's Board of Directors' resolutions, which shall provide either a shareholder or Board of Directors resolution (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing, as the case may be, the Advances provided for herein and the execution, delivery and performance of the Loan Documents;

       (vi) A written opinion of Borrower's counsel, addressed to Lenders in substantially the form of EXHIBIT I hereto;

      (vii) A certificate, signed by an officer of Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of Borrower are true and correct as of the initial Borrowing Date;

     (viii) The most recent financial statements of Borrower and a certificate from an officer of Borrower stating that no material adverse change in Borrower's financial condition has occurred since September 30, 1996;

       (ix) Written money transfer instructions, in substantially the form of EXHIBIT J hereto, addressed to Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as Agent may have reasonably requested;

        (x) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

        3.2 EACH ADVANCE. Lenders shall not be required to make any Advance or honor any Request for Issuance of such Letter of Credit, as the case may be, unless on the applicable Borrowing Date:

        (i) There exists no Default or Unmatured Default;

       (ii) The representations and warranties contained in Article IV are true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date;

      (iii) All legal matters incident to the making of such Advance shall be satisfactory to Lenders and their counsel; and

       (iv) Borrower has provided to Lenders, Borrower's latest audited annual financial statement and unaudited partial year financial statement (all such financial statements to be prepared with the specified detail required in SECTION 5.1 hereof).

        Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by Borrower that the conditions contained in SECTIONs 3.2(i) and (ii) have been satisfied.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower represents and warrants to Lenders that:

        4.1 EXISTENCE. Borrower is a corporation duly organized and validly existing under the laws of the State of New York, having its principal place of business in Dayton, Ohio; and Borrower has requisite authority in all material respects to conduct its business in each jurisdiction in which its business is conducted.

        4.2 AUTHORIZATION AND VALIDITY. Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder has been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        4.3 NO CONFLICT, GOVERNMENT CONSENT. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or Borrower's articles of incorporation, by-laws, or the provisions of any material indenture, material instrument or material agreement to which Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

        4.4 FINANCIAL STATEMENTS--MATERIAL ADVERSE CHANGE. The September 30, 1996 financial statements of Borrower and its Subsidiaries heretofore delivered to Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the financial condition and operations of Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since September 30, 1996 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries which could reasonably be expected to result in a Material Adverse Change.

        4.5 TAX. Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any of its Subsidiaries except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and (b) such returns and taxes, for which the failure to file or pay, as the case may be, could reasonably be expected to result in a Material Adverse Change. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

        4.6 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry: pending or, to the knowledge of any of its officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change. Borrower and its Subsidiaries have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in SECTION 5.1 (including reports of the type referred to in SECTION 5.1(ix)).

        4.7 SUBSIDIARIES. SCHEDULE l hereto contains an accurate list of all of the presently existing Subsidiaries of Borrower setting forth their respective jurisdictions of incorporation or formation, as the case may be, and the percentage of their respective capital stock or partnership interests, as the case may be, owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or partnership interests, as the case may be, of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable.

        4.8 ERISA The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

        4.9 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower to Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower to Agent or any Lender will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

        4.10 REGULATION U. Borrower does not hold any margin stock (as defined in Regulation U).

        4.11 MATERIAL AGREEMENTS. Neither Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to result in a Material Adverse Change or
(ii) any agreement or instrument evidencing or governing Indebtedness.

        4.12 COMPLIANCE WITH LAWS. Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses, and ownership of their respective Property, the non-compliance with which could reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the material requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to result in a Material Adverse Change.

        4.13 OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 2 hereto, on the date of this Agreement, Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by SECTION 5.14, to all of the Property and assets reflected in the financial statements as owned by it.

        4.14 INVESTMENT COMPANY ACT. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        4.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.16 SOLVENCY. (i) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of Borrower individually, and Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower individually, or Borrower and its Subsidiaries on a consolidated basis, as the case may be; (b) the present fair saleable value of the Property of Borrower individually, and Borrower and its Subsidiaries on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of Borrower individually, or Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower individually, and Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower individually, and Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

        (ii) Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by Borrower or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

        4.17 INSURANCE. Borrower and its Subsidiaries carry insurance on their businesses with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses in localities where Borrower and its Subsidiaries operate, including, without limitation:

        (i) Property and casualty insurance (including coverage for flood and other water damage for any Property located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Property;

        (ii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence,

        4.18 ENVIRONMENTAL MATTERS. Each of the following representations and warranties is true and correct on and as of the Closing Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to result in a Material Adverse Change:

        (a) To the best knowledge of Borrower, the Property of Borrower and its Subsidiaries does not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of Environmental Laws.

        (b) To the best knowledge of Borrower, the Property of Borrower and its Subsidiaries and all operations of such Property are in substantial compliance, and have in the last two years been in substantial compliance, with all applicable Environmental Laws, and there is no material contamination at, under or about the Property of Borrower and its Subsidiaries, or violation in any material respect of any Environmental Law with respect to the Property of Borrower and its Subsidiaries.

        (c) Neither Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their Property, nor does Borrower or its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

        (d) To the best knowledge of Borrower, Materials of Environmental Concern have not been transported or disposed of from any Property of Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Property of Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws except to the extent that Borrower adequately reserves against the cost of its potential liability in its financial statements.

        (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of

Borrower or its Subsidiaries, threatened, under any Environmental Law to which Borrower or any of its Subsidiaries is or will be named as a party with respect to any Property of Borrower and its Subsidiaries nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to any Property of Borrower and its Subsidiaries, which, if resolved or interpreted, as the case may be, in an adverse way against Borrower or a Subsidiary could reasonably be expected to result in a Material Adverse Change.

                (f) To the best knowledge of Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from any Property of Borrower or its Subsidiaries, or arising from or related to the operations of Borrower and its Subsidiaries in connection with any Property in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.



                                   ARTICLE V

                                   COVENANTS
                                   ---------

        During the term of this Agreement, unless Lenders shall otherwise consent in writing:

        5.1 FINANCIAL REPORTING. Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to Lenders:

        (i) As soon as available, but in any event not later than 60 days after the close of each fiscal quarter, for Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings for such period and the portion of the fiscal year through the end of such period and of year to date cash flows of Borrower and its Subsidiaries, all certified by an Authorized Financial Officer; provided, however, that lieu thereof Borrower may elect to furnish its quarterly report filed on Form 10-Q with the Securities and Exchange Commission;

       (ii) As soon as available, but in any event not later than 60 days after the close of each fiscal quarter, for Borrower and its Subsidiaries, related reports in form and substance reasonably satisfactory to Lenders, all certified by Borrower's Authorized Financial Officer, a statement detailing Consolidated Outstanding Indebtedness;

      (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for Borrower and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, by Ernst & Young (or other independent certified public accountants of nationally recognized standing); provided, however, that lieu thereof Borrower may elect to furnish its annual report filed on Form 10-K with the Securities and Exchange Commission;

       (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for Borrower and its Subsidiaries, the following related reports in form and substance satisfactory to Lenders, all certified by the entity's Authorized Financial Officer: a statement of Consolidated Outstanding Indebtedness;

        (v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT K hereto signed by an Authorized Officer showing the calculations and computations necessary to determine compliance with the financial covenants set forth in this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

       (vi) As soon as possible and in any event within 10 days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto;

      (vii) As soon as possible and in any event within 10 days after receipt by Borrower, a copy of (a) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by any Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, which could reasonably be expected to result in a Material Adverse Change and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to result in a Material Adverse Change;

     (viii) Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished;

       (ix) Within fifteen (15) business days after due to the SEC, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which Borrower or any of its Subsidiaries files with the Securities Exchange Commission; and

        (x) Such other information (including, without limitation, financial statements for Borrower and nonfinancial information) as Agent may from time to time reasonably request.

        5.2 PROHIBITED USES OF PROCEEDS. Borrower will not nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U), or (ii) for any purpose that shall be a violation of Regulation U, or regulations G, T and X of the Board of Governors of the Federal Reserve System or for any other purpose violative of any rule or regulation of such Board.

        5.3 NOTICE OF DEFAULT. Borrower will give, and will cause each of its Subsidiaries to give, notice in writing to Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to result in a Material Adverse Change, promptly upon (but in no event later then ten (10) Business Days after) such occurrence or development becomes known to Borrower.

        5.4 CONDUCT OF BUSINESS. Borrower will do, and will cause its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a corporation, general partnership, limited partnership or limited liability company, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its business in substantially the same manner as it is presently conducted and, specifically, neither Borrower nor its Subsidiaries may undertake any significant business other than the manufacture or distribution of industrial fluid control equipment, related accessories and other products sold by Borrower as at September 30, 1996, and related services.

        5.5 TAXES. Borrower will pay, and will cause its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon it of its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside or those for which the failure to pay could reasonably be expected to result in a Material Adverse Change.

        5.6 INSURANCE. Borrower will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses in localities where Borrower and its Subsidiaries operate, including, without limitation:

        (i) Property and casualty insurance (including coverage for flood and other water damage for any Property located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Property; and

       (ii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

        5.7 COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the non-compliance with which could reasonably be expected to result in a Material Adverse Change.

        5.8 MAINTENANCE OF PROPERTIES. Except as permitted pursuant to SECTION
5.11 and SECTION 5.12 of this Agreement, Borrower will, and will cause its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in all material respects.

        5.9 INSPECTION. Borrower will, and will cause its Subsidiaries to, permit Agent and each Lender, by its respective representatives and agents, to inspect any Property, corporate books and financial records of Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of

Borrower and each of its Subsidiaries, and to be advised as to the same by their respective officers at such reasonable times and intervals as Agent may designate (provided, however, that any inspection by a Lender shall be arranged by Agent).

        5.10 MAINTENANCE OF STATUS. Borrower shall remain a corporation validly existing and in good standing in the state of its incorporation and Borrower shall at all times remain a corporation listed and in good standing on NASDAQ or other national securities exchange. Borrower shall not permit a Change in Control of Borrower which could reasonably be expected to result in a Material Adverse Change.

        5.11 MERGER: SALE OF ASSETS. Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation, or into any agreement to transfer or otherwise dispose of any of its Property or business which, in any transaction or series of related transactions, would result in a transfer of a Substantial Portion of its Property or business, unless approved in advance by Lenders.

        5.12 SALE AND LEASEBACK. Borrower will not, nor will it permit its Subsidiaries to, sell or transfer all or a Substantial Portion of its Property in order to concurrently or subsequently lease as lessee such or similar Properties.

        5.13 ACQUISITIONS AND INVESTMENTS. Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, or create any Subsidiary or become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

        (i) Cash Equivalents;

       (ii) existing Investments in Subsidiaries and joint ventures, and other Investments in existence on the date hereof and described in
            SCHEDULE 1 hereto;

       (iii) acquisitions permitted pursuant to SECTION 5.23; and

        (iv) investments and loans permitted under SECTION 5.15.

        5.14 LIENS. Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on any Property of it or any of its Subsidiaries, except:

        (i) with respect to Property consisting of real property under the laws of the state where such Property is located, any tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under

            ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters or credit) of the Uniform Commercial Code, or any security interest or other lien similar to the foregoing, EXCEPT that this clause (i) shall apply only to (A) the extent that the aggregate of such liens on a consolidated basis does not exceed $1,000,000, and (B) security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any Indebtedness for Borrowed Money or any Contingent Obligation or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question);

       (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the properties or interfere with use thereof in the business of Borrower or its Subsidiaries;

      (iii) with respect to Property consisting of real property under the laws of the state where such Property is located, any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause
            (iii) shall not apply to (A) the extent that the aggregate of such liens on a consolidated basis exceeds $1,000,000, and (B) any lien or deposit securing any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or than lien in question);

       (iv) any mortgage, security, interest or other lien (each a "PURCHASE MONEY SECURITY INTEREST") which is created or assumed in purchasing, constructing or improving any real property or equipment to which any property is subject when purchased, PROVIDED, that (A) the Purchase Money Security

       Interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed; (v) any financing statement perfecting a security interest that would be permissible under this subsection; and

       (vi) liens existing on the date hereof and described on SCHEDULE 2 hereof.

Liens permitted pursuant to this SECTION 5.14 shall be deemed to be "PERMITTED LIENS".

        5.15 AFFILIATES. Except as permitted pursuant to SECTION 5.2, SECTION
5.11 or SECTION 5.12 Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant tc the reasonable requirements of Borrower or such Subsidiary's business and upon fair and reasonable terms no less favorable to that Borrower or such Subsidiary than that Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

        5.16 RESERVED.

        5.17 LITIGATION. Borrower shall furnish or cause to be furnished to Agent, promptly (and, in any event, within five Business Days) after any Borrower or its Subsidiaries shall have first become aware of the same, a written notice setting forth full particulars of and what action Borrower or its Subsidiaries is taking or proposes to take with respect to (a) any final judgment in an amount exceeding One Million Dollars ($1,000,000) rendered against Borrower or any Affiliate of Borrower; (b) the commencement or institution of any legal or administrative action, suit, proceeding or investigation by or against Borrower in or before any court, governmental or regulatory body, agency, commission, or official, board of arbitration or arbitrator, the outcome of which could reasonably be expected to result in a Material Adverse Change; or (c) the occurrence of any material adverse development not previously disclosed by Borrower to Agent in writing, in any such action, suit, proceeding or investigation.

        5.18 FURTHER ASSURANCES. Borrower will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably requested by Agent from time to time in order to give full force and effect to the Loan Documents.

        5.19 CONSOLIDATED TANGIBLE NET WORTH. Borrower and its Subsidiaries shall have a Consolidated Tangible Net Worth of not less than $100,000,000 at Closing. Thereafter, Borrower and its Subsidiaries shall maintain, at all times, a Consolidated Tangible Net Worth equal to $100,000,000 plus a cumulative amount, adjusted at March 31 of each year prior to the Facility Termination Date, beginning March 31, 1997, equal to 50% of positive Consolidated Net Income, if any, for the annual period ended the previous December 31; provided, however, that no adjustments shall be made as a consequence of any loss.

        5.20 RATIO OF DEBT TO CASH FLOW. Borrower and its Subsidiaries shall maintain a ratio of Consolidated Outstanding Indebtedness to EBITDA of no greater than 3.0 to 1.0 on the Closing Date, and on the last calendar day of each fiscal quarter thereafter calculated for the previous four quarters, until the Facility Termination Date.

        5.21 RATIO OF EBIT TO INTEREST. Borrower and its Subsidiaries shall maintain a ratio of EBIT to Consolidated Interest Expense of not less than 3.0 to 1.0 on the Closing Date, and on the last calendar day of each fiscal quarter thereafter calculated for the previous four quarters, until the Facility Termination Date.

        5.22 DEBT TO CAPITALIZATION RATIO. Borrower and its Subsidiaries shall maintain a ratio of Indebtedness for Borrowed Money to Capitalization of no greater than .6 to 1.0 on the Closing Date, and on the last calendar day of each fiscal quarter thereafter, until the Facility Termination Date.

        5.23 ACQUISITION LIMIT. Neither Borrower nor any of its Subsidiaries shall fund the Acquisitions of Persons, or offer for, any Capital Stock of Persons, to the extent that, after giving effect to such Acquisition, the ratio of Indebtedness for Borrowed Money to Capitalization would be greater than .5 to 1.0.

        5.24 ENVIRONMENTAL MATTERS. Borrower and its Subsidiaries shall:

        (a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to result in a Material Adverse Change, or (ii) that Borrower has determined in good faith that contesting the same is not in the best interests of Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to result in a Material Adverse Change.

        (b) Defend, indemnify and hold harmless Agent and each Lender, and their respective employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Borrower, its Subsidiaries or its Property, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.


                                   ARTICLE VI

                                    DEFAULTS
                                    --------

        The occurrence of any one or more of the following events shall constitute a Default:

        6.1 NONPAYMENT OF PRINCIPAL. Nonpayment of any principal payment on any Note when due.

        6.2 NONPAYMENT OF OTHER OBLIGATIONS. Nonpayment of interest upon any Note or of any Facility Fee or other payment Obligations under any of the Loan Documents within three (3) Business Days after the same becomes due.

        6.3 CERTAIN BREACHES. The breach of any of the terms or provisions of SECTIONS 5.2, 5.6, 5.7 and 5.9 through 5.28.

        6.4 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to Lenders or Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

        6.5 OTHER BREACHES. The breach by any Borrower (other than a breach which constitutes a Default under any other section of this ARTICLE VI) which constitutes a Default under any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from Agent or any Lender.

        6.6 DEFAULTS ON INDEBTEDNESS. Failure of Borrower or any of its Subsidiaries to pay any of its respective Indebtedness when due; or the default by Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist which causes or permits any Indebtedness of Borrower or any of its Subsidiaries to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided, however, that it shall not be a default under this SECTION 6.6 if Borrower shall be in default with respect to Indebtedness in an aggregate amount not exceeding One Million Dollars ($1,000,000).

        6.7 BANKRUPTCY. ETC. Borrower, or any Subsidiaries owning or controlling, individually or in the aggregate, a Substantial Portion of the consolidated assets of Borrower and its Subsidiaries, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any of its Property, (iv) institute any proceeding for an order for relief under the Federal bankruptcy laws as now or hereafter in effect or to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
SECTION 6.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 6.8 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

        6.8 APPOINTMENT OF RECEIVER. A receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any of their respective Property, or a proceeding described in SECTION 6.7(iv) shall be instituted against Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

        6.9 CONDEMNATION. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of Borrower and its Subsidiaries which, when taken together with all other Property of such Person so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, could reasonably be expected to result in a Material Adverse Change on Borrower or Subsidiary.

        6.10 JUDGMENTS. Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower and any of its Subsidiaries would exceed $1,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

        6.11 ERISA WITHDRAWAL. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $100,000 per annum.

        6.12 ERISA REORGANIZATION, Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000.

        6.13 OTHER DEFAULTS. The occurrence of any default under any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.


                                  ARTICLE VII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

        7.1 ACCELERATION. If any Default described in SECTION 6.7 or 6.8 occurs with respect to Borrower, the obligations of Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Agent or any Lender. If any other Default occurs, Agent may, with the concurrence of the Required Lenders, terminate or suspend the obligations of Lenders to make Loans hereunder and to issue (or to participate as hereinabove provided in the issuance of) any Letters of Credit hereunder, or declare the Obligations to be due and payable or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

        If, within ten (10) days after acceleration of the maturity of the Obligations or termination of the obligations of Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 6.7 or 6.8 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, each Lender (in their sole discretion) shall so direct, Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

        7.2 AMENDMENTS & WAIVERS. Subject to the provisions of this Article VII, the Required Lenders (or Agent with the consent in writing of Lenders) and Borrower may enter into agreements and waivers supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of Lenders or Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of each Lender affected thereby:

        (i) Extend the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Facility Fee, reduce the Applicable Margins or the underlying interest rate options or extend the time of payment of such interest or Facility Fee.

       (ii) Increase the amount of the Commitment of any Lender hereunder.

      (iii) Permit Borrower to assign its rights under this Agreement.

       (iv) Amend this SECTION 7.2.

No amendment of any provision of this Agreement relating to Agent shall be effective without the written consent of Agent.

        7.3 PRESERVATION OF RIGHTS. No delay or omission of Lenders or Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Lenders required pursuant to SECTION 7.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders jointly until the Obligations have been paid in full.


                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

        8.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

        8.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        8.3 TAX. Any taxes (excluding federal income taxes on the overall net income of any Lender and taxes resulting from a Lenders failure to comply with
SECTION 2.22) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

        8.4 HEADING. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        8.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among Borrower, Agent and Lenders and supersede all prior commitments, agreements and understandings among Borrower, Agent and Lenders relating to the subject matter thereof.

        8.6 SEVERAL OBLIGATIONS BENEFITS OF THIS AGREEMENT. The respective obligations of Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

        8.7 EXPENSES; INDEMNIFICATION. (a) Borrower shall reimburse Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable expenses of Agent's attorneys) paid or incurred by Agent in connection with the amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse Agent and Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for Agent and Lenders) paid or incurred by Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout).

        (b) Borrower further agrees to indemnify Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor whether or not Agent or any Lender is a party thereto (collectively, the "Liabilities"), which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, any Property, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that such Liabilities arise out of the gross negligence or wilful misconduct of the party seeking indemnification. The obligations of Borrower under this SECTION 8.7 shall survive the termination of this Agreement.

        8.8 NUMBERS. All statements, notices, closing documents, and requests hereunder shall be furnished to Agent with sufficient counterparts so that Agent may furnish one to each of Lenders.

        8.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on Borrower's official financial statements.

        8.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        8.11 NONLIABILITY OF LENDERS. The relationship between Borrower, on the one hand, and Lenders and Agent, on the other, shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of any Borrower's business or operations.

        8.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        8.13 CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN CUYAHOGA COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IMPAIR THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE OF AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CUYAHOGA COUNTY, OHIO.

        8.14 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                                   ARTICLE IX

                                     AGENT
                                     -----

        9.1 APPOINTMENT. National City Bank is hereby appointed Agent hereunder and under each other Loan Document, and each of Lenders irrevocably authorizes Agent to act as the agent of such Lender. Agent agrees to act as such upon the express conditions contained in this Article IX. Agent shall not have a fiduciary relationship in respect of Borrower or any Lender by reason of this Agreement.

        9.2 POWERS. Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Agent.

        9.3 GENERAL IMMUNITY. Neither Agent nor any of its directors, officers, agents or employees shall be liable to

Borrower, Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

        9.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. Agent shall have no duty to disclose to Lenders information that is not required to be furnished by Borrower to Agent at such time, but is voluntarily furnished by Borrower to Agent (either in its capacity as Agent or in its individual capacity).

        9.5 ACTION ON INSTRUCTIONS OF LENDERS. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders and on all holders of Notes. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        9.6 EMPLOYMENT OF AGENTS AND COUNSEL. Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

        9.7 RELIANCE ON DOCUMENTS; COUNSEL. Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent.

        9.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. Lenders agree to reimburse and indemnify Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by Borrower for which Agent is entitled to reimbursement by Borrower under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent. The obligations of Lenders under this SECTION 9.8 shall survive payment of the Obligations and termination of this Agreement.

        9.9 RIGHTS AS A LENDER. In the event Agent is a Lender, Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, at any time when Agent is a Lender, unless the context otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. Agent, in its individual capacity, is not obligated to remain a Lender.

        9.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        9.11 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, Lenders shall have the right to appoint, on behalf of Borrower and Lenders, a successor Agent. If no successor Agent shall have been so appointed by Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and Lenders, a successor Agent. If Agent has resigned and no successor Agent has been appointed, Lenders may perform all the duties of Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this ARTICLE X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder and under the other Loan Documents.


                                   ARTICLE X

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

        10.1 SETOFF. In addition to, and without limitation of, any rights of Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

        10.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XI

                BENEFIT OF AGREEMENT; ASSIGNMENT; PARTICIPATION
                -----------------------------------------------

        11.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lenders and their respective successors and assigns, except that (i) Borrower shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION
11.3. Notwithstanding clause (ii) of this SECTION 11.1, any Lender may at any time, without the consent of Borrower or Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
SECTION 11.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

        11.2 PARTICIPATION.

        11.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

        11.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

        11.2.3 BENEFIT OF SETOFF. Borrower agrees that each Participant shall be deemed to have the right of Setoff provided in SECTION 10.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 10.1 with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 10.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 10.2 as if each Participant were a Lender.

        11.3 ASSIGNMENTS.

        11.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, financial institutions, pension funds, or any other funds or entities ("PURCHASERS") all or any portion of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT L hereto or in such other form as may be agreed to by the parties thereto. The consent of Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

        11.3.2 PRIOR CONSENT. Notwithstanding SECTION 11.3.1, Lenders may not assign rights and obligations under the Loan Documents to a Purchaser without the prior written consent of Borrower if any of the following would occur: (i) an assignment of less than five percent (5%) of the Aggregate Commitment as of the date of such assignment, (ii) the proposed purchaser is a financial institution not organized under the laws of a state or of the United States (unless such institution is an affiliate of the transferring Lender), or (iii) such transfer would result in Borrower incurring increased payments pursuant to
SECTION 2.12; provided, however, that, if at the time of the proposed assignment Borrower is the subject of a proceeding referenced in SECTION

6.7 or 6.8, or any Default shall have occurred, Borrower consent shall not be required and any Lender may consummate an assignment notwithstanding the requirements of clauses (i), (ii) or (iii) of this SECTION 11.3.2.

        11.3.3 EFFECTIVE DATE. Upon (i) delivery to Agent of a notice of assignment, substantially in the form attached as EXHIBIT l to EXHIBIT L hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 11.3.2, and (ii) payment of a $2,500 fee to Agent for processing such assignment (PROVIDED, HOWEVER, that if such assignment shall be made to an Affiliate of Lender, then Lender shall not be required to pay such fee to Agent), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, Lenders or Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 11.3.2, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

        11.4 DISSEMINATION OF INFORMATION. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries.

        11.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws ; of any jurisdiction other-than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.22.

                                  ARTICLE XII

                         NOTICES; NATURE OF OBLIGATIONS
                         ------------------------------

        12.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.18 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the log of telexes).

        12.2 CHANGE OF ADDRESS. Borrower, Agent and any Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.

        12.3 NATURE OF BORROWER'S OBLIGATIONS AND MODIFICATION THEREOF. The obligations of Borrower under this Agreement are absolute and unconditional and shall be irrevocable. Borrower agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower by any bankruptcy case or by any stay or other legal impediment in or arising from the operation of any present or future provision of the Bankruptcy Code or other similar state or federal statute, or from the decision of any court. Borrower agrees that Lenders may, in their discretion, (i) release, discharge, compromise or settle with, or grant indulgences to, refuse to proceed or take action against, Borrower with respect to its respective obligations under this Agreement, (ii) release, surrender, modify, impair, exchange, substitute or extend the period or duration of time for the performance, discharge or payment of, refuse to enforce, compromise or settle its respective lien, security interest, pledge or assignment against, any and all deposits or other property or assets on which Lenders may have a lien, security interest, pledge or assignment or which secures any of the obligations of Borrower under this Agreement, and (iii) amend, modify, alter or restate, in accordance with their respective terms, this Agreement or any of the Loan Documents or otherwise, accept deposits or other property from, or enter into transactions of any kind or nature with, Borrower. Borrower confirms that it will be directly or indirectly benefitted by the Loan and any and all other Advances under this Agreement or any of the Loan Documents.

                                  ARTICLE XIII

                                  COUNTERPARTS
                                  ------------

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, each Subsidiary of Borrower, Agent and Lenders and each party has notified Agent by telex or telephone, that it has taken such action.

        IN WITNESS WHEREOF, Borrower, Subsidiaries, Lenders and Agent have executed this Agreement as of the date first above written.

                                          BORROWER:

                                          THE DURIRON COMPANY, INC.


                                          By: /s/ Gregory L. Smith
                                              -----------------------


                                          Print Name: Gregory L. Smith
                                                      ----------------


                                          Title: Treasurer
                                                 ---------

                                          3100 Research Boulevard
                                          Dayton, Ohio 45420
                                          Telephone: (513) 476-6112
                                          Facsimile: (513) 476 6231

                                          Attention: Gregory L. Smith

                                          LENDERS:

Commitments
$35,000,000                               NATIONAL CITY BANK,
                                          Individually and as
                                          Agent


                                          By:
                                              ----------------------------


                                          Print Name: Michael P. McCuen
                                                      --------------------
                                          Title: Vice President

                                          Via Hand Delivery
                                          National City Bank

                                  ARTICLE XIII

                                  COUNTERPARTS
                                  ------------

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, each Subsidiary of Borrower, Agent and Lenders and each party has notified Agent by telex or telephone, that it has taken such action.

        IN WITNESS WHEREOF, Borrower, Subsidiaries, Lenders and Agent have executed this Agreement as of the date first above written.

                                          BORROWER:

                                          THE DURIRON COMPANY, INC.


                                          By:
                                             ------------------------

                                          Print Name: Gregory L. Smith
                                                     ------------------------
                                          Title: Treasurer
                                                 ---------------

                                          3100 Research Boulevard
                                          Dayton, Ohio 45420
                                          Telephone: (513) 476-6112
                                          Facsimile: (513) 476 6231

                                          Attention: Gregory L. Smith


                                          LENDERS:

Commitments
$35,000,000                               NATIONAL CITY BANK,
                                          Individually and as
                                          Agent


                                          By: Michael P. McCuen
                                              -----------------------------


                                          Print Name  Michael P. McCuen
                                                      ---------------------
                                          Title: Vice President

                                          Via Hand Delivery

                                          National City Bank

                                          National City Center, 10th
                                           Floor
                                          1900 East Ninth Street
                                          Cleveland, Ohio 44114

                                          Via U.S. Mail
                                          National City Bank
                                          P.O. Box 5756
                                          Cleveland, Ohio 44101-0756

                                          Attention: Michael P. McCuen
                                                     Vice President

$20,000,000                               THE FIFTH THIRD BANK

                                          By: /s/ D. Ward Allen
                                             ----------------------------


                                          Print Name: D. Ward Allen
                                                     --------------------
                                          Title: Vice President

                                          The Fifth Third Bank, N.A.
                                          One Dayton Centre
                                          One South Main Street
                                          Dayton, Ohio 45402

                                          Attention: D. Ward Allen

$15,000,000                               KEYBANK NATIONAL ASSOCIATION

                                          By:
                                             ----------------------------

                                          Print Name: Susan M. Lipowicz
                                                     --------------------

                                          Title:
                                                 ------------------------

                                          KeyBank National Association
                                          34 North Main Street
                                          Dayton, Ohio 45402

                                          Attention: Susan M. Lipowicz


$15,000,000                               BANK ONE, DAYTON, N.A.


                                          By:
                                             ----------------------------

                                          Print Name: R. Michael Dunlavey
                                                      -------------------
                                          Title:

                                          Bank One, Dayton, N.A.
                                                  Kettering Tower
                                                  P.O. Box 1103
                                                  Dayton, Ohio 45401-1103

                                          Attention: R. Michael Dunlavey

$20,000,000                               THE FIFTH THIRD BANK


                                          By:
                                             -----------------------------

                                          Print Name: D. Ward Allen
                                                     ---------------------

                                          Title: Vice President

                                          The Fifth Third Bank, N.A.
                                          One Dayton Centre
                                          One South Main Street
                                          Dayton, Ohio 45402

                                          Attention: D. Ward Allen


$15,000,000                               KEYBANK NATIONAL ASSOCIATION


                                          By: /s/ Susan M. Lipowicz
                                             -----------------------------



                                          Print Name: Susan M. Lipowicz
                                                     ---------------------

                                                  Susan M. Lipowicz
                                          Title:  VICE PRESIDENT
                                                  ------------------------

                                          KeyBank National Association
                                          34 North Main Street
                                          Dayton, Ohio 45402

                                          Attention: Susan M. Lipowicz

$15,000,000                               BANK ONE, DAYTON, N.A.

                                          By:
                                             -----------------------------

                                          Print Name: R. Michael Dunlavey

                                          Title:

                                          Bank One, Dayton, N.A.
                                          Kettering Tower
                                          P.O. Box 1103
                                          Dayton, Ohio 45401-1103

                                          Attention: R. Michael Dunlavey

$20,000,000                               THE FIFTH THIRD BANK
                                          By:
                                              -----------------------------

                                          Print Name: D. Ward Allen
                                                      ---------------------

                                          Title: Vice President

                                          The Fifth Third Bank, N.A.
                                          One Dayton Centre
                                          One South Main Street
                                          Dayton, Ohio 45402

                                          Attention: D. Ward Allen

$15,000,000                               KEYBANK NATIONAL ASSOCIATION
                                          By:
                                             ------------------------------

                                          Print Name: Susan M. Lipowicz
                                                      ---------------------
                                          Title:
                                                  -------------------------

                                          KeyBank National Association
                                          34 North Main Street
                                          Dayton, Ohio 45402

                                          Attention: Susan M. Lipowicz

$15,000,000                               BANK ONE, DAYTON, N.A.

                                          By: /s/ R. Michael Dunlavey
                                              -----------------------------


                                          Print Name R. Michael Dunlavey

                                          Title: Vice President

                                          Bank One, Dayton, N.A.
                                          Kettering Tower
                                          P.O. Box 1103
                                          Dayton, Ohio 45401-1103

                                          Attention: R. Michael Dunlavey

$15,000,000                               CREDIT LYONNAIS CHICAGO BRANCH

                                          By: /s/ Juliet Kanak
                                              ------------------------------

                                          Print Name: Julie T. Kanak

                                          Title: Vice President

                                          227 West Monroe Street
                                          Chicago, Illinois 60606

                                          Attention: Eric Tobin

                      SCHEDULE 1 SUBSIDIARIES OF BORROWER

        The Duriron Company, Inc. has direct or indirect subsidiaries all of which (i) are beneficially owned or controlled; (ii) do business under the name under which they are organized and (iii) are included in the consolidated financial statements of the Company. The name and jurisdiction of incorporation of each such subsidiary is set forth below.

                                                             Jurisdiction
        Name of Subsidiary (a)                          In Which Incorporated
        ----------------------                          ---------------------
        Automax Inc.                                    Ohio
        Duriron Canada Inc.                             Canada
        S.A. Durco Europe N.V.                          Belgium
        Durco Process Equipment Ltd.                    United Kingdom
        Durco GmbH                                      Germany
        Durco France S.A.R.L.                           France
        Duriron Foreign Sales Corporation               Virgin Islands
        Durco Ireland Limited                           Ireland
        Valtek Incorporated                             Utah
        Valtek Controls Ltd.                            Canada
        Valtek Australia Pty. Ltd.                      Australia
        Durco Valtek (Asia Pacific) Pte. Ltd.           Singapore
        Durco Europe S.A. - Coordination Centre         Belgium
        Durco B.V. Holland                              Holland
        Davco Equipment Inc.                            Ohio
        Durco Valtek, S.A.                              Spain
        Durco Italia S.r.l.                             Italy
        Kammer Ventile GmbH                             Germany
        Kammer Vannes S.A.                              Switzerland
        Automax Mecair S.r.l.                           Italy
        Mecair U.K. Ltd.                                United Kingdom
        Mecair S.a.r.l.                                 France
        Automax Mecair S.r.l.                           Italy
        Sereg Vannes S.A.                               France
        Durametallic Corporation                        Michigan
        Pac-Seal Inc. International                     Michigan
        Metal Fab Machine Corporation                   Florida
        Durametallic Mexicana S.A. de C.V.              Mexico
        Durametallic do Brasil                          Brazil
        Durametallic Canada inc.                        Canada
        Durametallic Uruguay                            Uruguay
        Durametallic Pty. Ltd.                          New Zealand
        Durametallic Corporation Australia Pty. Ltd.    Australia
        Durametallic G.m.b.H.                           Germany
        Durametallic Europe N.V.                        Belgium
        Durametallic Argentina S.A.                     Argentina
        Durametallic Australia Holding Company          Michigan
        Durametallic Europe Holding Company             Michigan
        Arabian Seals Company, Ltd. (b)                 Saudi Arabia
        Korea Seal Master Company, Ltd. (b)             Korea

                  SCHEDULE 1 SUBSIDIARIES OF BORROWER   PAGE 2


Durametallic (India) Ltd. (b)           India
Durametallic Asia Pte. Ltd. (b)         Singapore
Durametallic Malaysia Sdn. Bhd. (c)     Malaysia


(a) All subsidiaries are wholly owned or controlled except as otherwise indicated by one of the following footnotes

(b)     40% ownership
(c)     51% ownership

                          SCHEDULE 2 - PERMITTED LIENS


Lease agreement, indenture of mortgage and deed of trust, and guarantee agreement, all executed on June 1, 1978 in connection with 9-1/8% Industrial Development Revenue Bonds, Series A, City of Cookeville, Tennessee


Lease agreement, indenture of trust, and guaranty agreement, all executed on June 1, 1978 in connection with 7-3/8% Industrial Development Revenue Bonds, Series B, City of Cookeville, Tennessee

Lease agreement, indenture of mortgage and agreement, lessee guaranty agreement, and letter of representation and indemnity agreement, all dated as of December 1, 1983 and executed in connection with the Industrial Development Revenue Bonds (1983 The Duriron Company, Inc. Project), Erie Company, New York Industrial Development Agency were filed with the Commission as Exhibit 4.4 to the Company's Report on Form 10-K for the Year ended December 31, 1983

                                   EXHIBIT A
                                   ---------

                         FORM OF FOREIGN CURRENCY NOTE

                                                                  _________,1996

                                                                 Cleveland, Ohio


         For value received, The Duriron Company, Inc., a New York corporation ("Borrower"), promises to pay to the order __________________, (the "Lender"), the unpaid principal amount of each Foreign Currency Loan made by Lender to the Company pursuant to the Credit Agreement referred to below, on the last day of the LIBOR Interest Period relating to such Foreign Currency Loan. Borrower further promises to pay interest on the aggregate unpaid principal amount of such Foreign Currency Loans on the dates and at the rates negotiated to provided in the Credit Agreement. All such payments of principal and interest with respect to Foreign Currency Loans shall be made in the Applicable Currency at Agent's principal office in Cleveland, Ohio. Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Foreign Currency Loans in full on the Facility Termination Date (as defined in the Agreement).

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Foreign Currency Note, and any and all lack of diligence or delays in collection or enforcement of this Foreign Currency Note, and expressly agree that this Foreign Currency Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Foreign Currency Note, the release of any of the security for this Foreign Currency Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower and any endorsers hereof.

         This Foreign Currency Note is one of the Foreign Currency Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of December 3, 1996 among Borrower, National City Bank, individually and as Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Foreign Currency Note, including the terms and conditions under which this Foreign Currency Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note shall be governed and construed under the internal laws of the State of Ohio.

                                        ________________________________________

                                        By:_____________________________________
                                        Its_____________________________________

                                   EXHIBIT B
                                   ---------

                       FORM OF REVOLVING PROMISSORY NOTE
$____________                                                  __________, 1996


         The Duriron Company, Inc. ("Duriron"), a corporation organized under the laws of the State of New York, and its successors and assigns ("Borrower"), promises to pay to the order of _________________ (the "Lender") the lesser of the principal sum of ___________________________________ or the aggregate unpaid principal amount of all Loans other than Foreign Currency Loans made by Lender to Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of National City Bank, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date (as defined in the Agreement).

         Lender shall, and is hereby authorized to record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of December 3, 1996 among Borrower, National City Bank, individually and as Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         If there is a Default under the Agreement or any other Loan Document and Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for Lenders, then in addition to all amounts recoverable by Agent and Lenders under such documents, Agent and Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Agent and Lenders in connection with the exercise of such remedies.

         Borrower and all endorses severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower and any endorses hereof.

         This Note shall be governed and construed under the internal laws of the State of Ohio.

         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS PROMISSORY NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                       THE DURIRON COMPANY, INC.


                                       By:________________________________
                                       Print Name:
                                       Title:

                                   EXHIBIT C
                                   ---------

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

         The Duriron Company, Inc. ("Borrower") hereby requests the issuance of a Letter of Credit in the amount of $_________ pursuant to and in accordance with the terms and conditions of the Credit Agreement dated as of December 3, 1996 ("Credit Agreement"), by and among Borrower, National City Bank, individually, and as Agent, and the other Lenders named therein. Capitalized terms used herein but not defined in this Request for Issuance of Letter of Credit shall have the respective meanings assigned to them in the Credit Agreement.

         1. This Request for Issuance of Letter of Credit is accompanied by a Letter of Credit Application, that contains, among other things, the following:
(i) the proposed Issuance Date of the Letter of Credit (which shall be a Business Day), (ii) the proposed Face Amount of the Letter of Credit, (iii) the proposed expiration date of the Letter of Credit,* (iv) the name and address of the proposed beneficiary of the Letter of Credit and (v) a summary of the purpose and contemplated terms of the Letter of Credit.

         2. This Request for Issuance of Letter of Credit is also accompanied by a precise description of any documents to be presented under, and any other terms of, the requested Letter of Credit, together with the text of any certificate to be presented by the beneficiary, which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit.

         3. To induce the Issuing Bank to issue such Letter of Credit, Borrower hereby represents to Agent and each Lender as follows:

            1. The Outstanding Amount shall not, giving effect to the issuance of the Letter of Credit hereby requested, exceed the Aggregate Commitment. Giving effect to the issuance of the requested Letter of Credit, the Letter of Credit Usage does not exceed Ten Million Dollars ($10,000,000).

            2. All of the representations and warranties made by Borrower in the Credit Agreement are true and correct on the date hereof, except for any representation or warranty limited by its terms to a specific date.

            3. No Default or Event of Default exists under the Credit Agreement.

         4. The approval of this Request for Issuance of Letter of Credit shall not be deemed to be a waiver by Agent or any Lender of any Default or Event of Default by Borrower under the Credit Agreement.

                                                  BORROWER:

Date: ___________________                         THE DURIRON COMPANY, INC.

                                                  By:______________________
                                                  Its: ____________________

* Subject to Section 2.22 (a) (iii) of the Credit Agreement

                                   EXHIBIT D
                                   ---------

                             FORM OF SWINGLINE NOTE

                                                                __________, 1996



         FOR VALUE RECEIVED, The Duriron Company, Inc., a New York corporation ("Borrower"), promises to pay to the order of National City Bank (the "Lender"), in lawful money of the United States of America, the principal sum of ___________________________ ($___________)*, together with interest thereon at the Federal Funds Rate plus an applicable margin determined by Lender such that the return to Lender from such Swingline Loan approximates the hypothetical return to Lender of a LIBOR Rate Loan of the same amount made at the same time, for the same number of days (determined pro rata based on a thirty day LIBOR Interest Period), due and payable on demand, but in no event later than five (5) Business Days from the date hereof.

         Lender is hereby authorized by Borrower to record on its books and records, the date, currency, amount and type of each Swingline Loan, the amount of each payment thereon and other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facia evidence of the information so recorded, provided, however, that any failure by Lender to record any such information shall not relieve Borrower of its obligation to repay the outstanding amount of such Swingline Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with terms of this Swingline Note and the Credit Agreement.

         Borrower and each endorser or guarantor hereof waives presentment, protest, diligence, notice of dishonor and any other formality, other than demand, in connection with this Swingline Note. In the event that Borrower should fail to pay any portion of the indebtedness evidenced by this Swingline Note on demand, the unpaid balance thereof shall automatically be converted by Lender into a Base Rate Loan that shall bear interest at the Base Rate, all in accordance with the terms and conditions of the Credit Agreement.

         This Swingline Note evidences one or more Swingline Loans made under the Credit Agreement, dated December 3, 1996, (as amended or modified from time to time, the "Credit Agreement"), by and among Borrower, National City Bank, individually, and as Agent, and the other Lenders named therein. Capitalized terms used herein but not defined in this Swingline Note shall have the respective meanings assigned to them in the Credit Agreement.

         This Swingline Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Ohio in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                        THE DURIRON COMPANY, INC.

                                        By:______________________
                                        Its: ____________________

*Each Swingline Loan shall be in an amount equal to or greater than $1,000,000; provided, however, that (i) with regard to each Lender individually, the sum of each such Lender's outstanding Loans of all Types shall not exceed such Lender's Commitment; and (ii) with regard to Lender's collectively, the Outstanding Amount shall not exceed the Aggregate Commitment.

                                   EXHIBIT E
                                   ---------

                                                               November 27, 1996

                        FORM OF BID-OPTION QUOTE REQUEST

National City Bank, as Agent for Lenders
P.O. Box 5756
Cleveland, Ohio 44101-0756

Attention: Michael P. McCuen, Vice President, Metro Ohio Division

         The Duriron Company, Inc., a New York corporation ("Borrower"), hereby requests offers to make Offshore Currency Loans described below, pursuant to
Section 2.7(b) of the Credit Agreement, dated as of December 3, 1996, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among Borrower, National City Bank, individually, and as Agent, and the other Lenders named therein. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         Date of Offshore Currency Loan(s): ________________, _______

         Type of Offshore Currency Loan:

         Aggregate Amount of each Offshore Currency Loan:

                    (a) _____________________________*
                    (b) _____________________________
                    (c) _____________________________

         LIBOR Interest Period:

                    (a) ____________________________
                    (b) ____________________________
                    (c) ____________________________


         Delivery Instructions (where Offshore Currency is delivered):



                                       THE DURIRON COMPANY, INC.

                                       By:______________________
                                       Its: ____________________


* Must be (a) $3,000,000 or a larger multiple of $1,000,000

                                   EXHIBIT F
                                   ---------

                    FORM OF INVITATION FOR BID-OPTION QUOTES



To: [Name of Lender]
Attention: __________________

         Reference is made to the Credit Agreement dated as of December 3, 1996, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among The Duriron Company, Inc., a New York corporation ("Borrower"), National City Bank, individually, and as Agent, and the other Lenders named therein. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 2.7(c) of the Credit Agreement, National City Bank, as Agent for Lenders, is pleased on behalf of Borrower to invite you to submit Bid-Option Quotes to Borrower for the Offshore Currency Loan(s) described below:

         Date of Offshore Currency Loan(s): ___________________, ______

         Aggregate Amount of each
         OFFSHORE CURRENCY LOAN:    LIBOR INTEREST PERIOD:
         -----------------------    ----------------------
         (a) ____________________    (a) ___________________
         (b) ___________________     (b) __________________
         (c) ____________________    (c) ___________________

         Type of Offshore Currency Loan:


         Please respond to this invitation by no later than 10:00 a.m. (Cleveland time) on ____________,______*

                                       NATIONAL CITY BANK, as Agent
                                       By:____________________________
                                       Its: __________________________

*Insert date of Offshore Currency Loan.

                                   EXHIBIT G
                                   ---------

                            FORM OF BID-OPTION QUOTE

                                                       [Date]

National City Bank, as Agent for Lenders
P.O. Box 5756
Cleveland, Ohio 44101-0756

Attention: Michael P. McCuen, Vice President, Metro Ohio Division

         Reference is made to the Credit Agreement, dated as of December 3, 1996, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among The Duriron Company, Inc., a New York corporation ("Borrower"), National City Bank, individually, and as Agent, and the other Lenders named therein. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         In response to your Invitation for Bid-Option Quote dated __________, ________, __________________________ ("Lender"), hereby makes the following offer(s) to make [a] Offshore Currency Loan[s].

1.   Lender: ___________________________

     Contact Person: ___________________

2.   Date of Offshore Currency Loan: ____________________*

3.   Type of Offshore Currency:


4.   Delivery Instructions: (where Offshore Currency is delivered):

5.   Quotes:

         Principal Amount of      Bid-Option    Libor Interest
         OFFSHORE CURRENCY LOAN   RATE*         PERIOD****
     (a) _____________________    ___________   _______________
     (b) _____________________    ___________   _______________
     (c) _____________________    ___________   _______________


6. The aggregate amount of Offshore Currency Loans which may be accepted by Borrower pursuant to this Bid-Option Quote shall not exceed $_________________

         Lender acknowledges and agrees that this Bid-Option Quote (a) is irrevocable and (b), subject to the terms and conditions of the Credit Agreement, obligates it to make a Offshore Currency Loan for which any quote is accepted, in whole or in part.

                                       [Name of Lender]

                                       By:________________________

                                       Its: ______________________

*    As specified in the related Invitation for Bid-Option Quotes.

**   The principal amount (a) must be $3,000,000 or a larger multiple of
$1,000,000 and (b) may not exceed the aggregate amount of the related Offshore Currency Loan specified in the related Invitation for Bid-Option Quotes.

*** Specify rate of interest per annum (rounded up to the nearest 1/100 of 1%) or applicable margin, which may be positive or negative, expressed as a percentage (rounded up to the nearest 1/100th of 1%), as the case may be.

**** As specified in the related Invitation for Bid-Option Quotes.

                                   EXHIBIT H
                                   ---------

                            FORM OF BORROWING NOTICE




The Duriron Company, Inc. ("Duriron"), and its successors and assigns ("Borrower"), hereby requests an Advance in the amount of $__________ pursuant to and in accordance with the terms and conditions of the Credit Agreement dated as of _____________ 1996 ("Credit Agreement"), among National City Bank, individually, and as Agent, and the Banks identified therein (the "Lenders"). Capitalized terms used by not defined herein are used as defined in the Credit Agreement.

Such advance in the amount of $____________ shall be deposited to the account of Borrower.

[For LIBOR Rate Loans and Base Rate Loans, paragraph 1 below shall be included, and for a Swingline Loan, paragraph 2 below shall be included]

1. Borrower elects that such advance shall be a [LIBOR Rate Loan] [Base Rate Loan] bearing interest in accordance with the table set forth in SECTION 2.4 of the Credit Agreement [, and the LIBOR Interest Period shall be _______________. The Applicable Currency for such advance shall be _______________.]

2. Borrower elects that such advance shall be a Swingline Loan, bearing interest at the Money Market Rate in accordance with SECTION 2.6 of the Credit Agreement.

Please notify ___________________ at Borrower to confirm the transmittal of funds.

To induce Lenders to make such advance, Borrower hereby represents to Agent and each Lender as follows:

         1. The outstanding balance of all Loans made to Borrower shall not, giving effect to the advance hereby requested, exceed the Aggregate Commitment.

         2. All of the representations and warranties made by Borrower in the Credit Agreement are true and correct on the date hereof, except for any representation or warranty limited by its terms to a specific date.

         3. No Default, whether Matured or Unmatured, exists under the Credit Agreement.

         4. The approval of this Borrowing Notice shall not be deemed to be a waiver by Agent or any Lender of any Default by Borrower under the Credit Agreement.


                                       BORROWER:

                                       THE DURIRON COMPANY, INC.

                                       By:____________________________
                                       Title: ________________________

                                   EXHIBIT I
                                   ---------

                       FORM OF LEGAL OPINION OF BORROWER
                                                     _____________________, 1996



Agent and Lenders who are parties to the Credit Agreement described below:


Gentlemen/Ladies:

         We are counsel for The Duriron Company, Inc., and its respective successors and assigns ("Borrower"), and have represented Borrower in connection with its execution and delivery of a Credit Agreement among Borrower, National City Bank, individually, and as Agent, and the other Lenders named therein, providing for Loans in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding and dated as of ___________ 1996 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.


         We have examined Borrower's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         1. Borrower is a corporation duly organized and validly existing under the laws of the State of New York, having its principal place of business in _________, Ohio; and Borrower is qualified to conduct its business in each jurisdiction in which its business is conducted except where such qualification would not result in a Material Adverse Change.

         2. Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or Borrower's articles of incorporation, partnership agreement or bylaws, or the provisions of any material indenture, material instrument or material agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         4. There is no litigation or proceeding against Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         This opinion may be relied upon by Agent, Lenders and their participants, assignees and other transferees.

                                       Very truly yours,


                                       _______________________

                                   EXHIBIT J
                                   ---------

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION



To NATIONAL CITY BANK,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated ______________, 1996 (as the same may be amended or modified, the "Credit Agreement"), among The Duriron Company, Inc., a corporation organized under the laws of the State of New York, and its successors and assigns ("Borrower"), Agent, and Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Loans or other extensions of credit from time to time until receipt by Agent of a specific written revocation of such instructions by Borrower, provided, however, that Agent may otherwise transfer funds as hereafter directed in writing by Borrower in accordance with SECTION 12.1 of the Credit Agreement or based on any telephonic notice made in accordance with SECTION 2.18 of the Credit Agreement.

Facility Identification Number(s) ______________________________________________

Customer/Account Name___________________________________________________________

Transfer Funds To_______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
For Account No. ________________________________________________________________

Reference/Attention To__________________________________________________________

Authorized Officer (Customer Representative) Date_______________________________

________________________________________________________________________________
(Please Print) Signature

Bank Officer Name and Date______________________________________________________

________________________________________________________________________________
(Please Print) Signature

(Deliver  Completed  Form  to  Credit  Support  Staff  For  Immediate
Processing)

                                   EXHIBIT K
                                   ---------


                         FORM OF COMPLIANCE CERTIFICATE


To: The Administrative Agent and
    Lenders party to the
    Agreement described below


[For the Fiscal Quarter Ending
[For the Fiscal Year Ending

         This Compliance Certificate is furnished pursuant to SECTION 5.1 (v) of the Credit Agreement dated as of ______________, 1996 (the "Agreement"), among THE DURIRON COMPANY, INC., a New York corporation, and its successors and assigns ("Borrower"), the several banks, financial institutions and other entities from time to time parties thereto (collectively, the "Lenders"), and NATIONAL CITY BANK, not individually, but as Agent (the "Agent"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         The undersigned Authorized Officer, on behalf of Borrower and each its Subsidiaries, and in his capacity as an Authorized Officer of Borrower and each of its Subsidiaries, hereby certifies as follows:

         (1) The financial statements referred to in SECTIONS 5.1(i), 5.1(ii), 5.1(iii) or 5.1(iv), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein).

         (2) The covenants listed below are calculated with for the respective periods as set forth in the Credit Agreement (dollar amounts in thousands).


--------------------------

1.       Consolidated Tangible Net Worth (SECTION 5.21)

         (a)      Consolidated Stockholder's Equity           ___________

         (b)      any surplus resulting from any write-up
                  of assets subsequent to September 30, 1996  ___________

         (c)      any amount in respect of an
                  intangible that should be classified as
                  an asset on Borrowers' consolidated
                  balance sheet in accordance with GAAP       ____________

         (d)      Consolidated Tangible Net Worth equals
                  (a) minus the sum of (b) and
                  (c); must be $100,000,000 at Closing Date,
                  $100,000,000 plus 50% of Consolidated
                  Net Income at all times thereafter.         ____________


2.       Ratio of Debt to Cash Flow (SECTION 5.20)

         (a)      Consolidated Outstanding Indebtedness

(1) (a) means all Indebtedness of Borrower and its
Subsidiaries outstanding at such date, determined on a
consolidated basis in accordance with GAAP                    ____________

         (b)      EBITDA

(1) (b) means, for any period, the sum of Borrower's
and its Subsidiaries' EBIT plus depreciation and
amortization expense                                          ____________

         (c)      ratio of (a) to (b); no greater than
                  3.0 to 1.0 on the Closing Date, and
                  on the last day of each calendar
                  quarter thereafter calculated for the
                  previous four quarters, until the
                  Facility Termination Date

3.       Ratio of EBIT to Interest (SECTION 5.21)

         (a)      EBIT

                  (1) Borrower's and its Subsidiaries'
                  Consolidated Net Income                     ____________

                  (2) interest expense, income and
                  franchise tax expense, and
                  non-recurring extraordinary expenses
                  (in each case determined in
                  accordance with GAAP) which was
                  deducted in determining Consolidated
                  Net Income for such period                  ____________

                  (3) (a) means (1) plus (2)                  ____________

         (b)      Interest Expense

                  (1) interest expense of Borrower            ____________
                  for such period on the aggregate
                  principal amount of its Indebtedness        ____________

                  (2) capitalized interest which
                  accrued during such period                  ____________

                  (3) (b) means (1) plus (2)                  ____________

         (c)      ratio of (a) to (b); not less than 3.0
                  to 1.0 on the Closing Date, and on the
                  last calendar day of each fiscal quarter
                  thereafter calculated for the previous
                  four fiscal quarters, until the Facility
                  Termination Date                            ____________

4.       Debt to Capitalization Ratio (SECTION 5.22)

         (a)      Indebtedness for Borrowed Money             ____________

         (b)      Capitalization                              ____________

                  (1) Consolidated Funded Debt                ____________

                  (2) Stockholder's Equity                    ____________

                  (3) (b) means (1) plus (2)                  ____________

         (c)      ratio of (a) to (b); no greater than .6
                  to 1.0 on the Closing Date, and on the
                  last calendar day of each fiscal quarter
                  thereafter, until the Facility
                  Termination Date                            ____________


5.       Acquisition Limit (SECTION 5.23)

         (a)      Total sum of Borrower's Acquisitions of
                  a Person                                    ____________

         (b)      after such Acquisitions in (a) the
                  Debt to Capitalization Ratio would be
                  greater than .5 to 1.00                     ____________

         (3) To the best of the undersigned's knowledge, Borrower and its Subsidiaries have, during the period referred to above, observed or performed all of the covenants and conditions contained in the Agreement and the other Loan Documents, and during the period referred to above and as of the end of such period and as of the date hereof the undersigned have no knowledge of any Default, whether

Matured or Unmatured, under the Agreement or the Loan Documents except as follows: __________________________

         IN WITNESS WHEREOF, I have hereto set my name.

                         _____________________________________________
                         Title: ______________________________________

                                   EXHIBIT L
                                   ---------

                              ASSIGNMENT AGREEMENT


This Assignment Agreement (this "Assignment Agreement") between
___________________ (the "Assignor") and _________________________ (the
"Assignee") is dated as of ______________, 19 . The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule I attached hereto ("Schedule I"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to Agent. Such Notice of Assignment must include the consent of Agent required by SECTION 11.3.1. of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to Agent with respect to all Loans and reimbursement payments made on or after the

Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all _________ Rate Loans assigned to the Assignee hereunder and (ii) with respect to each _______ Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such _________ Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "__________ Rate Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such ________ Rate Loan assigned to the Assignee which is outstanding on the _______ Rate Due Date. If the Assignor and the Assignee agree that the applicable _______ Rate Due Date for such _______ Rate Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by Borrower on such ______ Rate Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such _________ Rate Loan for such period, shall be remitted to the Assignor. [In the event interest for any period from the Effective Date to but not including the ________ Rate Due Date is not paid when due by Borrower with respect to any ______ Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such ______ Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement.] In the event a prepayment of any ______ Rate Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable _______ Rate Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by Borrower under Section _______ of the Credit Agreement an account of such prepayment with respect to the portion of such _________ Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from Agent with respect to any ___________ Rate Loan prior to its _________ Rate Due Date and (ii) any amounts of interest on Loans and fees received from Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of __________ Rate Loans or fees, or the ________ Rate Due Date, in the case of _________ Rate Loan, and not previously paid by the Assignee to the Assignor.] In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Commitment Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Commitment Fees attributable to the period prior to the Effective Date or, in the case of ________ Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of -% rather than the actual percentage used to calculate the interest rate paid by Borrower or if the Commitment Fee was calculated at the rate of _% rather than the actual percentage used to calculate the Commitment Fee paid by Borrower, as applicable. In addition, the Assignee agrees to pay -% of the fee required to be paid to Agent in connection with this Assignment Agreement.

         6. REPRESENTATIONS OF THE ASSIGNOR: LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of Property, books or records of Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency f of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this

Assignment Agreement, (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vi) confirm that none of tile funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes] to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys, fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4.5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule I shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                       [NAME OF ASSIGNOR]

                                       By: _____________________________________

                                       Title: __________________________________




                                       [NAME OF ASSIGNEE]


                                       By: _____________________________________

                                       Title: __________________________________

                                   SCHEDULE I
                            TO ASSIGNMENT AGREEMENT

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement: ____________, 19__

3.       Amounts (As of Date of Item 2 above):

         a.       Aggregate Commitment
                  (Loans) under
                  Credit Agreement                               $_________

         b.       Assignee's Percentage
                  of the Aggregate Commitment
                  purchased under this
                  Assignment Agreement**                          _________

4.       Amount of Assignee's (Loan Amount)**
         Commitment Purchased under this
         Assignment Agreement:                                   $_________

5.       Proposed Effective Date:                                 _________


Accepted and Agreed:

[NAME OF ASSIGNOR]                 [NAME OF ASSIGNEE]

By: ______________________         By:_________________________

Title: ___________________         Title: _____________________


* If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**   Percentage taken to 10 decimal places

                Attachment to SCHEDULE I to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "1"
                                  -----------

                           to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT
                                 -------------

                                                              ____________, 19__

To:  [NAME OF AGENT]
     __________________________
     __________________________

From:    [NAME OF ASSIGNOR) (the "Assignor")
     [NAME OF ASSIGNEE]  (the "Assignee")


         1. We refer to that Credit Agreement (the "Credit Agreement") described in Item I of Schedule 1 attached hereto ('Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to Agent pursuant to SECTION 11.3.2 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule I of all outstandings, rights and obligations under the Credit Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule I or two (2) Business Days (or such shorter period as agreed to by Agent) after this Notice of Assignment and any fee required by SECTION 11.3.2 of the Credit Agreement have been delivered to Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

         4. The Assignor and the Assignee hereby give to Agent notice of the assignment and delegation referred to herein. The Assignor will confer with Agent before the date specified in Item 5 of Schedule I to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with Agent to determine the Effective Date pursuant to
SECTION 3 hereof if it occurs thereafter. The Assignor shall notify Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of Agent, the Assignor will give Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to Agent on or before the Effective Date the processing fee of $____________ required by SECTION 11.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that Agent prepare and cause Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to Agent the original Note received by it from Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that Agent has no duty to supply information with respect to Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                    NAME OF ASSIGNEE

By: _____________________________   By: _______________________________

Title: __________________________   Title: ____________________________


ACKNOWLEDGED AND CONSENTED TO
NATIONAL CITY BANK, as Agent



By: ________________________________
Title: ______________________________


[Attach photocopy of Schedule I to Assignment)






                                      -3-